UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SPAR Group, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2019

To the Stockholders of SPAR Group, Inc.

The 2019 Annual Meeting of Stockholders (the "2019 Annual Meeting") of SPAR Group, Inc. ("SGRP" or the "Corporation", and together with its subsidiaries, the "SPAR Group" or the "Company"), will be held at 9:00 AM, Eastern Time, on Wednesday, May 15, 2019, at the Tampa Airport Marriott, 4200 George J. Bean Parkway, Tampa, FL 33607, for the following purposes:

1.	To elect seven Directors of SGRP to serve during the ensuing year and until their successors are elected and qualified;
2.

To ratify, on an advisory basis, the appointment of BDO USA, LLP, as the principal independent registered accounting firm for the Corporation and its subsidiaries for the year ending December 31, 2019;

3.	To approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in this Proxy Statement (i.e., "say on pay");
4.

To select, on an advisory basis, whether the Corporation should request an advisory vote from its stockholders respecting compensation of the Named Executive Officers every one, two or three years (i.e., "say on frequency");

5.	To ratify and approve the adoption of the 2019 Plan Amendment to SGRP's 2018 Stock Compensation Plan; and
6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only the stockholders of record at the close of business on March 22, 2019 will be entitled to notice of and to vote at the 2019 Annual Meeting or any adjournment or postponement thereof.

A copy of SGRP's 2018 Annual Report on Form 10-K/A for the year ended December 31, 2018, as filed with the Securities and Exchange Commission ("SEC") on April 24, 2019 (the "2018 Annual Report"), together with a letter to its stockholders from SGRP's Chief Executive Officer and President, is being mailed with this Notice but is not, and should not be considered to be, part of the attached Proxy Statement or other proxy soliciting material. However, that copy of the 2018 Annual Report does not contain the exhibits filed with it.

By Order of the Board of Directors
/s/James R. Segreto
James R. Segreto Secretary, Treasurer and Chief Financial Officer

April 29, 2019

White Plains, New York

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 15, 2019: THE PROXY STATEMENT AND 2018 ANNUAL REPORT ARE AVAILABLE AT investors.sparinc.com/sec-filings.

YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, OR CAST YOUR PROXY VOTES BY TELEPHONE OR INTERNET, AS PROVIDED IN THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING. REQUESTS FOR ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE ADDRESSED TO MR. JAMES R. SEGRETO, SECRETARY, TREASURER AND CHIEF FINANCIAL OFFICER, AT THE OFFICES OF THE CORPORATION: SPAR GROUP, INC., 333 WESTCHESTER AVENUE, SOUTH BUILDING, SUITE 204, WHITE PLAINS, NEW YORK 10604.

SPAR GROUP, INC.

333 Westchester Avenue

South Building, Suite 204

White Plains, New York 10604

_________________

PROXY STATEMENT

2019 Annual Meeting of Stockholders

To Be Held May 15, 2019

_________________

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of SPAR Group, Inc., a Delaware corporation ("SGRP" or the "Corporation", and together with its subsidiaries, the "SPAR Group" or the "Company"), for use at the 2019 Annual Meeting of Stockholders (the "2019 Annual Meeting") to be held on Wednesday, May 15, 2019, at 9:00 AM, Eastern Time, at Tampa Airport Marriott, 4200 George J. Bean Parkway, Tampa, FL 33607, and any adjournment or postponement thereof. This Proxy Statement and the form of proxy to be utilized at the 2019 Annual Meeting were mailed or delivered to the stockholders of SGRP on or about April 29, 2019, together with a conformed copy (excluding exhibits) of SGRP's 2018 Annual Report on Form 10-K/A for the year ended December 31, 2018 (the "2018 Annual Report"), as filed on April 24, 2019, with the Securities and Exchange Commission (the "SEC").

MATTERS TO BE CONSIDERED

The 2019 Annual Meeting has been called to (1) elect seven Directors of SGRP to serve during the ensuing year and until their successors are elected and qualified, (2) ratify, on an advisory basis, the appointment by SGRP's Audit Committee of BDO USA, LLP ("BDO") as the principal independent registered accounting firm of SGRP and its direct and indirect subsidiaries for the year ending December 31, 2019, (3) approve, on an advisory basis, the compensation of the Named Executive Officers (as defined below), (4) advise the Corporation on the frequency with which it should request an advisory vote from its stockholders respecting executive compensation the Named Executive Officers, (5) ratify and approve the adoption of the 2019 Plan Amendment to SGRP's 2018 Stock Compensation Plan (see below), and (6) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE AND VOTING

The Board has fixed the close of business on March 22, 2019, as the record date (the "Record Date") for the determination of stockholders entitled to vote at the 2018 Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were 20,784,483 shares outstanding of SGRP's common stock, $0.01 par value (the "Common Stock"), and there were no shares outstanding of SGRP's series "A" preferred stock, $0.01 par value (the "Preferred Stock").

QUORUM AND VOTING REQUIREMENTS

Each stockholder of record is entitled to one vote for each share of Common Stock on any matter coming before this meeting. The holders of record of at least one-third of the outstanding shares of Common Stock entitled to vote at the 2019 Annual Meeting will constitute a quorum for the transaction of business at the 2019 Annual Meeting. Shares of Common Stock entitled to vote and represented by properly executed, returned and unrevoked proxies, including shares with respect to which votes are withheld or abstentions are cast or shares that are "broker non-votes" (as discussed below), will be considered present at the Annual Meeting for purposes of determining a quorum.

Brokers holding shares of Common Stock for beneficial owners in "street name" must vote those shares according to any specific instructions they receive from the beneficial owner of the shares. However, brokers have discretionary authority to vote on "routine" proposals, like the vote to ratify the selection of the principal independent registered accounting firm, which means that a broker may vote on behalf of a beneficial owner in the broker's discretion if the beneficial owner does not provide specific instructions to the broker. In the case of "non-routine" proposals, like the election of directors, the advisory vote on the compensation of the Named Executive Officers, the advisory vote on the frequency with which the Corporation should request an advisory vote on the compensation of the Named Executive Officers, and the ratification and approval of the 2019 Plan Amendment to SGRP's 2018 Stock Compensation Plan , a broker may not vote on such proposals unless it receives specific instructions from the beneficial owner. A "broker non-vote" occurs when a broker does not vote on a particular proposal because the broker does not have discretionary voting authority for that particular proposal and has not received specific instructions from the beneficial owner or otherwise does not vote. Under applicable rules, if you hold your shares through a broker and do not instruct your broker how to vote with respect to Proposals 1, 3, 4 and 5, your broker may not vote with respect to such proposal.

An affirmative majority of votes cast at the 2019 Annual Meeting in person or by proxy is required for the election of each nominee to serve as a director. Accordingly, any Director receiving a majority of "no" votes is denied reelection and has agreed to immediately retire (see below). Stockholders are not entitled to cumulate votes. In a field of more than seven nominees, the seven nominees receiving the most votes would be elected as directors. Votes withheld, abstentions and broker non-votes are not counted as votes "FOR" or "AGAINST" a director nominee and will have no effect on the outcome of the election.

The affirmative vote of a majority of votes cast at the 2019 Annual Meeting in person or by proxy is required to ratify, on an advisory basis, the selection of BDO as SGRP's principal independent registered accounting firm for the year ending December 31, 2019. Abstentions are not considered votes cast with respect to this matter, and consequently, will have no effect on the vote on this matter. We do not expect any broker non-votes on this proposal because brokers have discretion under applicable rules to vote uninstructed shares on this proposal. In any event, broker non-votes will have no effect on the outcome of this proposal.

The affirmative vote of a majority of votes cast at the 2019 Annual Meeting in person or by proxy is required to approve, on an advisory basis, the compensation of the Corporation's Named Executive Officers. Abstentions and broker non-votes are not considered votes cast with respect to this matter, and consequently, will have no effect on the vote on this matter,

With respect to the vote on the frequency that the Corporation holds the advisory vote on the compensation of the Named Executive Officers, the alternative receiving the greatest number of votes shall be deemed approved on an advisory basis. Abstentions and broker non-votes are not considered votes cast with respect to this matter, and consequently, will have no effect on the vote on this matter.

The affirmative vote of a majority of votes cast at the 2019 Annual Meeting in person or by proxy is required to ratify and approve the adoption of the 2019 Plan Amendment to SGRP's 2018 Stock Compensation Plan. Abstentions and broker non-votes are not considered votes cast with respect to this proposal, and consequently, will have no effect on the vote on this matter.

All proxies that are properly completed, signed and returned (or registered, completed, authenticated and submitted if by telephone or internet) prior to the 2019 Annual Meeting will be voted in accordance with the directions made thereon or, in the absence of directions: (a) for the election of all nominees named herein to serve as directors, (b) in favor of the proposal to ratify, on an advisory basis, the appointment of BDO as the Company's principal independent accountants, (c) in favor of the proposal to approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in "Executive Compensation, Equity Awards and Options", below, and (d) in favor of "One Year" respecting the proposal to select, on an advisory basis, whether the Corporation should obtain an advisory vote from its stockholders respecting executive compensation every one, two or three years and (e) in favor of the ratification and approval of the 2019 Plan Amendment to SGRP's 2018 Stock Compensation Plan. Management does not intend to bring before the 2019 Annual Meeting any matters other than those specifically described above and knows of no other matters to come before the 2019 Annual Meeting. If any other matters or motions come before the 2019 Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote Proxies in accordance with their judgment on those matters or motions to the greatest extent permitted by applicable law, including any matter dealing with the conduct of the 2019 Annual Meeting. Proxies may be revoked at any time prior to their exercise (1) by written notification to the Secretary of SGRP at SGRP's principal executive offices located at 333 Westchester Avenue, South Building, Suite 204, White Plains, New York 10604, (2) by delivering a duly executed proxy bearing a later date, or (3) by the stockholder attending the 2019 Annual Meeting and voting his or her shares in person.

PROPOSAL 1 — ELECTION OF DIRECTORS

Seven Directors are to be elected at the 2019 Annual Meeting to serve on SGRP's Board of Directors (the "Board") until the next annual meeting of Stockholders and until their respective successors have been elected and qualified.

The nominees for election are Mr. Arthur B. Drogue, Mr. William H. Bartels, Mr. Christiaan M. Olivier, Mr. Jack W. Partridge, Mr. R. Eric McCarthey, Mr. Peter W. Brown and Mr. Jeffrey A. Mayer, all of whom are currently Directors of SGRP. The age, principal occupation and certain other information respecting each nominee are stated under the caption The Board of Directors of the Corporation, below. The nominees were approved and recommended by the Governance Committee (see below) and nominated by the Board at a meeting on April 22, 2019.

In the absence of instructions to the contrary, proxies covering shares of Common Stock will be voted in favor of the election of each of those nominees.

Each nominee has consented to being named in this Proxy Statement as a nominee for Director and has agreed to serve as a Director of SGRP if elected. In the event that any nominee for election as Director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by SGRP. Management has no present knowledge that any of the persons named will be unable to serve.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a Director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of the Corporation. However, Mr. Olivier is an Executive and Officer of SGRP, Mr. Peter W. Brown is the nephew of Robert G. Brown (who was Chairman and a director and officer of SGRP through May 3, 2018, and is a significant stockholder of SGRP), and Mr. Bartels is also a significant stockholder of SGRP. Mr. Bartels and Robert G. Brown (collectively, the "Majority Stockholders") own approximately 59.4% of SGRP's outstanding shares and together have formed a control group and periodically filed an amended Schedule 13D with the SEC (most recently on January 25, 2019), in which they each acknowledged that they "may be deemed to comprise a 'group' within the meaning of [the Securities Exchange Act of 1934]" and "may act in concert with respect to certain matters", including written consents and various listed items. Please see Item 1A -- Risk Factors -- Risks Related to the Company's Significant Stockholders and Potential Voting Control and Conflicts, and Item 3 -- Legal Proceedings -- RELATED PARTIES AND RELATED PARTY LITIGATION, in the 2018 Annual Report.

As provided in the Restated By- Laws pursuant to the Settlement (see 2019 Restated By- Laws, below), each Director has signed and delivered to the Corporation a written irrevocable letter of resignation and retirement (which shall constitute an irrevocable resignation for purposes of DGCL Section 141(b)), pursuant to which the departing Director shall be deemed to have retired for all purposes (including all plans and other benefits, but excluding indemnification and severance rights) which letter shall be effective as and when, and effective upon, such person failing to be re-elected by the required majority affirmative vote of the voting stockholders at which such person is subject to re-election. Accordingly, that retirement could be triggered if a majority of the votes are "no", and the Majority Stockholders have the power to together vote "no" and effectively remove any Director.

The number of Directors on the Board is fixed at is fixed at seven directors (See Board Size, below).

THE BOARD OF DIRECTORS AND THE GOVERNANCE COMMITTEE EACH UNANIMOUSLY

RECOMMENDS YOU VOTE "FOR" EACH OF THE NOMINEES IDENTIFIED ABOVE.

Anticipated Changes in Board Size and Composition

Over the past several weeks members of the Board have been in discussions with Mr. Robert G. Brown and Mr. William H. Bartels (the "Majority Stockholders") regarding their desired changes in Board size and composition. The Majority Stockholders beneficially own as a group a total of 57.5% (or approximately 12.0 million shares) of the SGRP Common Stock. In 2018, acting as a group Messrs. Brown and Bartels previously executed written consents that resulted in a change in directors and amendment of SGRP's By-Laws.

The Majority Stockholders are currently discussing an increase in the size of the Board from seven to nine directors, appointing at least one more director of their choosing (Mr. Panos Lazaretos), and removing Mr. McCarthey as the Chairman of the Audit Committee. As Mr. Lazaretos was at one time an employee of the Company and later engaged by Mr. Brown's company, SPAR InfoTech, Inc. ("Infotech"), the Governance Committee believes that Mr. Lazaretos could not be considered an independent director. The Governance Committee also believes that an increase in Board size would be needlessly costly and the addition of more directors could jeopardize SGRP's compliance with Nasdaq's Board Independence Rule.

Any increase in Board size requires stockholder approval (see 2019 Restated By-Laws, below). The Governance Committee and Board have declined to include a proposal for an increase in Board size in this Proxy Statement, declined to include Mr. Lazaretos as candidate for director, and anticipate that the Majority Stockholders could take actions through one or more additional written stockholder consents to endeavor to put their wishes into effect without the review, evaluation or approval of the Governance Committee or Board.

As noted in the 2018 Annual Report, in an effort to bring stability to the Company and Board for a reasonable period of time and avoid future costly litigation, the Company has been seeking and will continue to seek a settlement with Mr. Brown and Mr. Bartels that: (i) the Company can afford; (ii) is approved as a related party transaction by SGRP's Audit Committee as fair, appropriate and beneficial to the Company and all of its stockholders; (iii) does not violate Company's agreements with its domestic lender; (iv) releases the Company from current and future claims and litigation involving Mr. Brown, Mr. Bartels and their affiliates; and (v) stabilizes the Board and Company for a reasonable number of years. Such a settlement could include changes in Board size and composition.

See 2019 Restated By-Laws, below, and Potential Conflicts with Affiliates, Risks Related to the Company's Significant Stockholders and Potential Voting Control and Conflicts, and Risks of a Nasdaq Delisting and Penny Stock Trading in Item 1A -- Risk Factors in SGRP's 2018 Annual Report, and Delaware Settlements and Infotech Litigation Against SGRP, in Item 3 -- Legal Proceedings, in SGRP's 2018 Annual Report.

PROPOSAL 2 — RATIFICATION, ON AN ADVISORY BASIS, OF THE APPOINTMENT OF

BDO USA, LLP AS THE PRINCIPAL INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE

CORPORATION AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 2019.

The Audit Committee of the Board has appointed BDO USA, LLP ("BDO"), an independent registered accounting firm, as the Company's principal independent accountants to audit the consolidated financial statements of the Company for its year ending December 31, 2019, subject to the Audit Committee's review of the final terms of BDO's engagement and plans for their audit. BDO audits certain foreign subsidiaries of SGRP through BDO's affiliates in those countries. A resolution will be submitted to stockholders at the 2019 Annual Meeting for the ratification of such appointment on an advisory (i.e., non-binding) basis. Stockholder ratification of the appointment of BDO or anyone else for non-audit services is not required and will not be sought.

BDO has served as the Company's principal independent accountants since October 2013.

Audit Fees

The aggregate fees billed to us for professional accounting services by BDO USA, LLP, including the audit of our annual financial statements for the years ended December 31, 2018 and 2017, are set forth in the table below (amounts in thousands):

	2018	2017
Audit fees	$556	$482
Audit-related fees	23	24
Tax fees	114	149
Total	$693	$655

For purposes of the preceding table professional fees are classified as follows:

•

Audit fees — These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by the independent auditors in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

•

Audit-related fees — These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements. All audit related fees in the above table represent 401(k) audit related fees.

•

Tax fees — These are fees for all professional services performed by professional staff in our independent auditor's tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

Since the Audit Committee's formation in 2003, as required by applicable law and Nasdaq rules, each audit-related or tax or other non-audit service performed by the Company's principal independent accountants either (i) was approved in advance on a case-by-case basis by SGRP's Audit Committee, or (ii) fit within a pre-approved "basket" of audit-related or tax and other non-audit services of limited amount, scope and duration established in advance by SGRP's Audit Committee. In connection with the standards for independence of the Company's principal independent registered accounting firm promulgated by the SEC, the Audit Committee considers (among other things) whether the provision of such services would be compatible with maintaining the independence of the Company's principal registered independent accounting firm.

Anticipated Attendance by BDO USA, LLP at the 2019 Annual Meeting

BDO has indicated to the Corporation that it intends to have representatives available during the 2019 Annual Meeting who will respond to appropriate questions. These representatives will have the opportunity to make a statement during the meeting if they so desire.

Required Vote

A resolution will be submitted to stockholders at the 2019 Annual Meeting for the ratification, on an advisory basis, of the Audit Committee's appointment of BDO as the Company's principal independent accountants to audit the Company's consolidated financial statements for the year ending December 31, 2019. The affirmative vote of a majority of the votes cast at the 2019 Annual Meeting in person or by proxy will be required to adopt this resolution. Proxies solicited by the Board will be voted in favor of ratification unless stockholders specify otherwise. Abstentions will have no effect on the outcome of the vote on this proposal. We do not expect any broker non-votes on this proposal because brokers have discretion under applicable rules to vote uninstructed shares on this proposal. In any event, broker non-votes will have no effect on the outcome of this proposal.

If the advisory resolution ratifying BDO as the Company's principal independent accountants is adopted by the stockholders, the Audit Committee and Board nevertheless retain the discretion to select different principal independent registered accountants should they subsequently conclude that doing so is in the Company's best interests. Any such future selection need not be submitted to a vote of stockholders.

If the stockholders do not ratify the appointment, on an advisory basis, of BDO, or if BDO should decline to act or otherwise become incapable of acting, or if BDO's engagement with SGRP is discontinued, SGRP's Audit Committee will appoint another independent registered accounting firm to act as the Company's principal independent accountants for the year ending December 31, 2019 (which may nevertheless be BDO should the Audit Committee subsequently concluded that BDO's appointment in the Company's best interests).

THE BOARD OF DIRECTORS AND AUDIT COMMITTEE EACH BELIEVE THAT THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY'S PRINCIPAL INDEPENDENT REGISTERED ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2019, IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND EACH UNANIMOUSLY RECOMMEND YOU VOTE "FOR" APPROVAL THEREOF. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.

PROPOSAL 3 -- ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") added Section 14A to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires that the Corporation provide its stockholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of the Corporation's Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. For clarity, the Named Executive Officers are only Christiaan M. Olivier, the Corporation's Chief Executive Officer, James R. Segreto, the Corporation's Chief Financial Officer, Kori G. Belzer, the Corporation's Chief Operating Officer, Gerard Marrone, the Corporation's Chief Revenue Officer and Steven J. Adolph, the Corporation's President International and the term does not include any of the other persons listed below in Executive and Officer Compensation.

Compensation Policy

The Corporation believes that its compensation packages should (i) attract and retain quality directors, executives and employees, (ii) provide total compensation competitive with similar companies, (iii) reward and reinforce the attainment of the Corporation's performance objectives, and (iv) align the interests of its directors, executives and employees with those of its stockholders (the "Corporation's Compensation Objectives"). The Compensation Committee oversees the existing and proposed compensation plans, policies and practices of the Corporation, reviews and recommends to the Board any necessary or desirable changes or additions to any such plan, policy or practice, and reviews and approves all director and executive officer compensation, to endeavor to meet the Corporation's Compensation Objectives.

The Corporation believes that the interests of its executives should be closely aligned with those of its stockholders. The Corporation's executive compensation program has three primary elements, which are fixed base salaries, annual performance-based bonuses and long-term equity incentive awards. In balancing these elements, the Corporation endeavors to strike an appropriate balance among the Corporation's annual performance, its long-term growth objectives, its ability to attract and retain qualified executive officers and the expense of such compensation. The Corporation believes it should compensate executives for their individual work and achievements, which it endeavors to do through the salaries and individual discretionary bonuses described below. In addition, the Corporation rewards executives for their contributions to the Corporation's achievement of short-term business objectives and operational and performance goals, through the annual cash and stock-based incentive bonuses described below. Grants of restricted stock, stock options and other stock-based awards under the Corporation's 2018 Stock Compensation Plan (described below) are incentives for each executive to make long-term contributions to the value of the Corporation. The Corporation considers all elements of compensation when determining the total salaries and incentives for its executives, but once determined for a particular year such elements are generally independent of each other (e.g. salary will not be affected by the size of bonuses or value of stock-based awards).

Determining Compensation

Each year the Compensation Committee receives compensation recommendations for base salary, bonuses and possible stock-based awards for its non-CEO executives from the Corporation's Chief Executive Officer, and carefully reviews and (to the extent they deem appropriate) adjusts them before approving them. These recommendations are developed by management through employee evaluations, development of business goals and input from its executives. The Corporation also provides a stock purchase plan, 401(k) plan, healthcare plan and certain other benefits to all of the Company's employees (including its executives). In addition, certain executives are party to severance agreements discussed below. The Corporation believes that it pays competitive compensation packages that allow it to attract and retain quality executives.

In setting base salaries, the Corporation considers individual performance (including the satisfaction of duties and accomplishment of previously established short-term and long-term objectives) and various subjective criteria (including initiative, dedication, growth, leadership and contributions to overall department and corporate performance). Non-executive officer salaries and salary increases are recommended by the Corporation's Chief Executive Officer and reviewed and approved by the Compensation Committee.

The Corporation's executive officers are eligible for annual cash and stock-based award bonuses based upon their individual performance, the Corporation's achievements of certain specific operating results or increases in stockholder value and they also may receive a discretionary amount based on the overall contribution of the officer to the Corporation during the year. During or before the beginning of each year the Corporation's Chief Executive Officer and the Compensation Committee establish bonus criteria for each of those officers based principally on the Corporation's achievement of specific performance goals during the year. The type of goal, thresholds and awards may vary among the executives based on their specific area of expertise and responsibilities. However, each goal is specifically designed to generate additional profit, increase revenue or otherwise increase stockholder value. Ranges are generally specified for the goals with corresponding cash and stock-based award bonuses specified for achievement. If a specified level for a goal is achieved, as determined by the Corporation and reviewed by the Compensation Committee, the applicable executives are entitled to the corresponding cash and stock-based award bonuses. All executive officer bonus plans are recommended by the Corporation's Chief Executive Officer and reviewed and approved by the Compensation Committee.

Please see "EXECUTIVE COMPENSATION, DIRECTORS AND OTHER INFORMATION" and "EXECUTIVE COMPENSATION, EQUITY AWARDS OPTIONS" below for the compensation and benefits received by the Corporation's Named Executive Officers during 2018.

Advisory Vote

The vote on Proposal 3 is advisory, which means that the vote on the compensation of the Named Executive Officers is not binding on the Corporation, the Board or its Compensation Committee. The vote on this proposal is not intended to address any specific element of compensation, but rather relates to the overall compensation of the Corporation's Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a significant vote against the Corporation's Named Executive Officers' compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the Corporation's stockholders’ concerns.

Accordingly, the Corporation asks its stockholders to vote on the following resolution at the Annual Meeting:

"RESOLVED, that the Corporation's stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Summary Compensation Table and the other related tables and disclosure."

THE BOARD MEMBERS PRESENT AND THE COMPENSATION COMMITTEE EACH UNANIMOUSLY

RECOMMENDS YOU VOTE "FOR" THE RESOLUTION APPROVING THE COMPENSATION OF THE

COMPANY'S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4 - ADVISORY VOTE ON WHETHER THE CORPORATION

SHOULD REQUEST AN ADVISORY VOTE FROM ITS STOCKHOLDERS RESPECTING

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS EVERY ONE, TWO OR THREE YEARS

As a result of the Dodd-Frank Act, Section 14A of the Exchange Act requires that the Corporation provide its stockholders with the opportunity to vote, on a nonbinding advisory basis, for their preference as to how frequently they vote in the future on the compensation of the Corporation's Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the SEC. Although it is not required to do so, the Corporation currently intends to hold this "frequency vote" every year.

The Corporation's stockholders may indicate whether they would prefer to conduct future advisory votes on the compensation of the Named Executive Officers once every one, two, or three years. Stockholders also may abstain from casting a vote on this proposal.

The Board has determined that an annual advisory vote on the compensation of the Named Executive Officers will permit the Corporation's stockholders to provide direct input each year on the Corporation's executive compensation philosophy, policies and practices as disclosed in this Proxy Statement, which is consistent with the Corporation's efforts to engage in an ongoing dialogue with the its stockholders on the compensation of the Named Executive Officers and corporate governance matters.

This vote is advisory, which means that this frequency vote on the compensation of the Named Executive Officers is not binding on the Corporation, the Board or its Compensation Committee. The Corporation recognizes that the stockholders may have different views as to the best approach for the Corporation, and therefore the Corporation looks forward to hearing from the stockholders as to their preference on the frequency that the Corporation should hold an advisory vote on the compensation of the Named Executive Officers.

The Board and its Compensation Committee will consider the outcome of the frequency vote. However, when considering the frequency of future advisory votes on the compensation of the Named Executive Officers, the Board and its Compensation Committee may decide that it is in the best interests of the Corporation's stockholders and the Corporation to hold an advisory vote on the compensation of the Named Executive Officers more or less frequently than the frequency receiving the most votes cast by the Corporation's stockholders.

Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years or three years (or abstain) when voting in response to the resolution set forth below.

The proxy card provides stockholders with the opportunity to choose among four options (to hold the compensation vote every one, two or three years, or to abstain from voting) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

THE BOARD MEMBERS PRESENT AND THE COMPENSATION COMMITTEE EACH RECOMMENDS

THAT YOU VOTE "ONE YEAR" AS THE PREFERRED FREQUENCY FOR THE OPTION OF HOLDING THE ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL 5 – RATIFICATION AND

APPROVAL OF THE 2019 Plan AMENDMENT TO THE 2018 STOCK COMPENSATION PLAN

At the May 2018 annual meeting of stockholders, the stockholders approved the 2018 Stock Compensation Plan of SPAR Group, Inc. (the "Original 2018 Plan). No new Awards can be issued under the Original 2018 Plan after May 31, 2019, unless the Original 2018 Plan is amended and the initial term is extended with stockholder approval as described below.

At the 2019 Annual Meeting, the Corporation's stockholders will be asked to ratify and approve the 2019 Amendment to the 2018 Stock Compensation Plan of SPAR Group, Inc. (the "2019 Plan Amendment") in order to amend and extend the Original 2018 Plan (as so amended and extended, the "2018 Plan") to (i) extend the term of the Original 2018 Plan from the 2019 Plan Amendment Effective Date through May 31, 2020 (the "19-20 Period"), and (ii) provide for a total of 500,000 shares of SGRP's common stock available for future Awards during the 19-20 Period (the "19-20 Maximum") under the 2018 Plan (as amended and extended). The 2019 Plan Amendment would not otherwise change the Original 2018 Plan. Under the 2018 Original Plan as amended and extended ("2018 Plan"), the Corporation (through its Compensation Committee) may from time to time grant restricted SGRP Shares, stock options to purchase SGRP Shares (either incentive or nonqualified), and restricted stock units, stock appreciation rights and other awards based on SGRP Shares (collectively, "Awards") to SGRP Directors and the Company's specified executives, employees and consultants providing services to the Company. A copy of the 2019 Plan Amendment is attached to this Proxy Statement and incorporated herein by reference.

The Corporation's Board of Directors (the "Board") on April 22, 2019, authorized and approved the 2019 Plan Amendment to be submitted to the Corporation's stockholders for ratification and approval. If ratified and approved by the Corporation's stockholders, the 2018 Plan Amendment will become effective immediately (the "2019 Plan Amendment Effective Date"), and the 2018 Plan (as so amended) will govern all options issued thereafter. Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the 2018 Plan.

As of April 22, 2019, there were Awards respecting 585,000 shares of SGRP's Common Stock that had been granted under the Original 2018 Plan (565,000 of which remained outstanding), and Awards respecting 3,044,927 shares of SGRP's Common Stock outstanding under the 2008 Plan. Awards respecting 15,000 shares of SGRP's Common Stock remained available for grant under the Original 2018 Plan prior to the 2019 Plan Amendment Effective Date. After the approval of the 2018 Plan Amendment, no further grants can be made respecting such 15,000 shares of SGRP's Common Stock.

SUMMARY OF THE 2018 STOCK COMPENSATION PLAN

The 2019 Plan Amendment and 2018 Plan (as amended and extended) and information regarding options, stock appreciation rights, restricted stock and restricted stock units granted thereunder are summarized below, but these descriptions are subject to and are qualified in their entirety by the full text of the 2019 Plan Amendment, which is attached as Annex A to and is hereby incorporated by reference into this Proxy Statement, and the full text of the 2018 Original Plan, which is hereby incorporated by reference into this Proxy Statement from SGRP's Current Report on Form 8-K, as filed with the SEC on May 8, 2018). Unless again amended and extended (as approved by SGRP's stockholders), the 2018 Plan (as amended and extended by the 2019 Plan Amendment) terminates on May 31, 2020, and thereafter no further Awards may be made under it. Awards granted prior to the end the final term of the 2018 Plan shall continue to be governed by the 2018 Plan (which 2018 Plan shall continue in full force and effect for that purpose).

No Awards will be granted under the 2018 Plan (as amended and extended by the 2019 Plan Amendment) unless and until the 2019 Plan Amendment is approved by the Corporation's stockholders.

The 2019 Plan Amendment (upon approval) will extend the initial term of the 2018 Plan through May 31, 2020, and no Award may be granted thereafter under the 2018 Plan, unless a further extension or elimination of such initial term is approved by stockholders of the Corporation if and as required pursuant to the 2018 Plan and Applicable Law. In any event, no Award may be granted under the 2018 Plan t on or after the tenth (10th) anniversary of the Effective Date of the 2018 Original Plan unless an extension is approved by stockholders of the Corporation if and as required pursuant to the 2018 Plan and Applicable Law. Awards granted prior to the end of the final term of the 2018 Plan shall continue to be governed by the 2018 Plan (which 2018 Plan shall continue in full force and effect for that purpose).

The 2019 Plan Amendment (upon approval) will reset and limit the maximum number of shares of Common Stock that may be issued pursuant to Awards made under the 2018 Plan to the 19-20 Maximum during the 19-20 Period, subject to adjustment as provided in the 2018 Plan (see below). For clarity, although 15,000 shares remained available for Awards under the 2018 Original Plan as of April 22, 2019, none of those 15,000 shares are included in or will increase the 19-20 Maximum (i.e., no carryover from the 2018 Original Plan).

The Board and Compensation Committee have recommended ratification and adoption of the 2019 Plan Amendment to amend, extend and continue the 2018 Plan (as amended and extended) as an important tool in equity-based compensation. See EXECUTIVE COMPENSATION, DIRECTORS AND OTHER INFORMATION - Stock Based Compensation Plans, below.

Under the 2018 Plan (as amended and extended), employees, officers and directors of the Corporation or any of its subsidiaries (collectively, the "Company") or their consultants providing services to the Company (collectively, the "Participants") may be granted certain Equity Compensation Awards ("Awards"). The Participants providing such consulting services include the employees of and consultants to certain non-subsidiary affiliates of SGRP providing services to the Company (see Certain Relationships and Related Transactions, below) and other affiliates of the Corporation ("SPAR Affiliates"). As of the Record Date, there were approximately 91 officers and employees of the Company and 4 outside directors of the Corporation and there were 73 employees of and consultants to the SPAR Affiliates providing such consulting services.

The 2018 Plan (as amended and extended) will permit the granting of Awards consisting of options to purchase shares of Common Stock ("Options"), stock appreciation rights ("SARs"), restricted stock ("Restricted Stock"), and restricted stock units ("RSUs"). The 2018 Plan Amendment permits the granting of both Options that qualify under Section 422 of the United States Internal Revenue Code of 1986 as amended (the "Code") for treatment as incentive stock options ("Incentive Stock Options" or "ISOs") and Options that do not qualify under the Code as Incentive Stock Options ("Nonqualified Stock Options" or "NQSOs"). ISOs may only be granted to employees of the Corporation or its subsidiaries.

The shares of Common Stock that may be issued pursuant to the Options, SARs, Restricted Stock and RSUs under the 2018 Plan (as amended and extended) are all subject to the 19-20 Maximum.

Purpose of the 2018 Plan (as amended and extended by the 2019 Plan Amendment)

The purpose of the 2018 Plan (as amended and extended by the 2019 Plan Amendment) is to promote the interests of the Corporation and its stockholders by providing stock-based incentives to certain employees, directors, officers and consultants. Under the 2018 Plan, the mutuality of interest between those participants and the Corporation is strengthened because they have a proprietary interest in pursuing the Corporation's long-term growth and financial success. In addition, by allowing participation in the Corporation's success, the Corporation is better able to attract, retain and reward quality employees, directors, officers and consultants. In selecting the participants to whom Awards may be granted, consideration is given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in the Corporation and recommendations of supervisors.

Shares Available and Reserved

The 2018 Plan (as amended and extended by the 2019 Plan Amendment) limits the number of shares of Common Stock that may be issued pursuant to Awards made thereunder to the 19-20 Maximum, and further limits the number of shares of Common Stock that may be issued pursuant to new Awards made on a particular grant date during the 19-20 Period under the 2018 Plan (the "19-20 Plan Availability") to the remainder of (a) the 19-20 Maximum minus (b) the sum at such time of the number of shares of Common Stock covered by all outstanding Awards granted during the 19-20 Period under the 2018 Plan. The 19-20 Maximum and 19-20 Plan Availability are subject to certain adjustments that may be made by the Compensation Committee (see "Administration", below) upon the occurrence of certain changes in the Corporation's capitalization or structure.

Awards

Future Participants in the 2018 Plan (upon approval) and the amounts of their future allotments will be determined by the Compensation Committee in its discretion subject to any restrictions in the 2018 Plan or the applicable individual written agreement containing the Award terms (the "Contract"). Because no such determinations have yet been made, it is not possible to state the terms of any individual Awards that may be issued under the 2018 Plan or the names or positions of or respective amounts of the allotment to any individual who may participate.

The vesting, duration and other terms of future awards also will be determined by the Compensation Committee in its discretion subject to any restrictions in the 2018 Plan and the Code. The terms may be different for the same or similar Awards or Participants. No SARs or RSUs were issued under the 2008 Plan or 2018 Original Plan. Restricted Stock Awards granted under the 2008 Plan and 2018 Original Plan generally vested over four years (i.e., one fourth per year of service after the grant date). Option Awards granted under the 2008 Plan and 2018 Original Plan were generally Non-Qualified Options, generally vested over four years (i.e., one fourth per year of service after the grant date), had ten year terms, and had exercise prices set at fair market value on the grant date.

Grant Dates and Contracts

The grant date for an Award is generally the date the Award is approved by the Compensation Committee. However, the Compensation Committee may in its discretion specify a later grant date in its approval, which it may do in order to (among other things) coordinate the grant date with a new employee's start date or permit public dissemination of a pending earnings press release. Each Award granted under the 2018 Plan will be evidenced by a Contract in a form approved by the Compensation Committee and executed by the Corporation and the Participant receiving the Award. Each Contract will contain the terms, provisions and conditions pertaining to the applicable Award, including (as applicable) exercise price.

Consideration

Participants receive Awards in return for the past and future rendering of services and are not required to pay the Corporation for such Awards (except for applicable tax withholding when due and any exercise price in the case of Options) or purchase price (if any) established by the Compensation Committee in the applicable Contract.

award repricing

The 2018 Plan (as amended and extended) continuing the provisions of the 2008 Plan (adopted in 2009) that gives SGRP's Compensation Committee the full authority and complete flexibility from time to time to designate and modify (in its discretion) one or more of the outstanding Awards (including their exercise and base prices and other components and terms) to (among other things) restore their intended values and incentives to their holders. However, the exercise price, Base Value or similar component (if equal to SGRP's full stock price at issuance) of any Award cannot be lowered to an amount that is less than the Fair Market Value (as defined in the 2018 Plan) on the date of the applicable modification, and no modification can adversely affect an awardee's rights or obligations under an Award without the awardee's consent.

THE BOARD MEMBERS PRESENT AND THE COMPENSATION COMMITTEE EACH RECOMMENDS THAT

YOU VOTE "FOR" the RATIFICATION AND APPROVAL OF THE ADOPTION OF

THE FIRST AMENDMENT TO THE 2018 STOCK COMPENSATION PLAN.

NO STOCKHOLDER PROPOSALS

No stockholder proposals or director nominations were duly received by the Corporation by December 10, 2018, or February 15, 2019, as applicable, as required by the Restated By-Laws (as defined below) regarding the 2019 submission deadline. Accordingly, the Corporation will not consider any proposals or nominations from any stockholder at the 2019 Annual Meeting.

THE BOARD OF DIRECTORS OF THE CORPORATION

The Board of Directors of the Corporation (the "Board") is responsible for overseeing the management, policies and direction of the Corporation and its subsidiaries (collectively, the "Company"), both directly and through its committees (See "Corporate Governance" below). The current members of the Board are set forth below and each director is a nominee for election at the 2019 Annual Meeting:

Name	Age	Position with SPAR Group, Inc.
Arthur B. Drogue (1)	73	Chairman of the Board, Governance Committee and of the Special Subcommittee of the Audit Committee
Christiaan M. Olivier	54	Chief Executive Officer, President and Director
William H. Bartels	75	Vice Chairman and Director
Jack W. Partridge (1)	73	Director and Chairman of the Compensation Committee
R. Eric McCarthey (1)	63	Director and Chairman of the Audit Committee
Peter W. Brown	38	Director
Jeffrey A. Mayer (2)	67	Director

(1)	Member of the Governance, Compensation, Audit Committees and Special Subcommittee of the Audit Committee
(2)	Member of the Compensation Committee

Arthur B. Drogue serves as a Chairman of the Board of SGRP for the past 11 months and has been an independent Director of the company since January 2013. He has served as the Lead Director, as the Chairman of the Governance Committee of SGRP since May 2015, and as Chairman of the Special Subcommittee of the Audit Committee since April 2017. Mr. Drogue also is a member of the Audit Committee and Compensation Committee. Mr. Drogue was Senior Vice President of Sales and Customer Development for the America's at Unilever during 2009 and 2010. Prior to that, he led Unilever's U.S. Sales and Customer Development organization through eight years of outstanding growth and earnings success while merging six separate companies into one of the U.S's preeminent consumer packaged goods companies with over $12 billion in annual sales. His previous professional experience includes senior management positions at Best Foods, Nabisco, Northeastern Organization (a/k/a NEO), and General Mills. Mr. Drogue also has held positions on several corporate and industry boards and has received numerous awards for his achievements. He has served on the board of GS1 U.S, has served as Chairman of the Global Marketing Committee of the Consumer Goods Forum ( previously named CIES), has served as Chairman of the Board of Apollo Foods, has served as an Operating Partner at Raptor Consumer Fund, and in addition to his board service at SGRP, he has served on the board of J.M. Global Holdings, serves as Chairman of the Board of Demers Foods, serves on the board of Ruiz Foods chairing the Governance committee and serves on the Audit committee. Mr. Drogue is also a founding partner of The Resource Team, a consulting practice focusing on the consumer package goods industry. He has earned the Board Fellow distinction in the National Association of Corporate Directors (a/k/a NACD) having completed the Board Professional and Board Masters courses. The Board concluded that Mr. Drogue should be a director of the Corporation because of his extensive experience as a director and senior manager of companies in the retail industry.

Christiaan M. Olivier serves as the Chief Executive Officer, President and a Director of SGRP and has held such positions since his appointment as Chief Executive Officer of SGRP on September 5, 2017. With over 25 years as a retail executive he has successfully led global organizations bringing positive transformation in the areas of strategy, business development, sales, marketing, client service and operations. His ability to unite groups and executives have continually grown revenue and client base within each company he has served. Prior to joining SGRP, Mr. Olivier served as President of Retail Activation with the Omnicom Group, during his tenure there he considerably increased new business. Before that, he was President at Advantage Sales and Marketing. Mr. Olivier was also Chief Executive Officer at the Smollan Group, a sales and marketing service firm located in South Africa. The Board concluded that Mr. Olivier should be a director of the Corporation because he serves as the Chief Executive Officer of the Corporation and because of his extensive experience in senior management in retail marketing and services.

William H. Bartels serves as Vice Chairman and a Director of SGRP and has held these positions since July 8, 1999 (the effective date of the Merger). Prior to the Merger, he served as Vice Chairman, Secretary, Treasurer and Senior Vice President of the SPAR Marketing Companies (a business he co-founded) since 1967. There he was responsible for sales and marketing of the SPARLINE technology and its related consulting business for evaluating trade promotion spending and strategies for the top tier of CPG companies, domestic and international. He gained industry wide recognition for SPARLINE as reported through numerous industry publications, while negotiating partnerships with research companies in the U.K and Australia for using the system. He has spoken at conferences in the U.S., Europe, and South America such as: Advertising Research Foundation, Promotion Marketing Association of America, European Society of Marketing Research, Advertising Age and American Management Association. When SPAR began its marketing service business, Mr. Bartels again assumed a business development role and was individually responsible for signing a significant portion of SPAR's customer revenue. Currently he leads domestic M&A activity, expanding SPAR's presence and building relationships throughout the industry. Recently, he located and assisted in the acquisition of Resource Plus and their affiliated marketing service and related technology and fixture manufacturing companies. The Board concluded that Mr. Bartels should be a director of the Corporation because of his proven track record in developing new business, experience in retail marketing services, proven track record in developing new business, and his in-depth knowledge of the Corporation.

Jack W. Partridge serves as a Director of SGRP and has done so since January 29, 2001. He has served as the Chairman of the Compensation Committee of SGRP since May 9, 2003, and also is a member of the Audit Committee and Governance Committee and the Special Subcommittee of the Audit Committee. Mr. Partridge, now retired, served as President of Partridge & Associates, Inc. from 2000 to 2012. He previously served as Vice Chairman of the Board of The Grand Union Company from 1998 to 2000. Mr. Partridge's service with Grand Union followed a distinguished 23-year career with The Kroger Company, where he served as Group Vice President, Corporate Affairs, and as a member of the Senior Executive Committee, as well as various other executive positions. He has provided leadership for a broad range of civic, cultural and industry organizations. He currently serves as a member of the board of GlobalWorx, Inc. The Board concluded that Mr. Partridge should be a director of the Corporation because he is an accomplished business executive with extensive experience in senior management in retail marketing and services.

R. Eric McCarthey joined the Board of SGRP as of November 2015, has served as the Chairman of the Audit Committee since May 2016, and is a member of the Compensation and Governance Committees and the Special Subcommittee of the Audit Committee. Mr. McCarthey is currently CEO of Shelty-Viking Capital Group, LLC, a private equity holding company with principal ownership in various firms. He is a past Chairman of the Atlanta chapter of National Association of Corporate Directors. Mr. McCarthey had a 30-year career with The Coca-Cola Company and was most recently Senior Vice President, Global Commercial/Customer Strategic Planning & Execution. He had served in several global leadership roles throughout his career with The Coca-Cola Company. Mr. McCarthey also serves on the boards of two privately held companies, Interra International, where he is Chairman of the Strategy Committee and Saulsbury Industries, where he is Chairman of the Governance Committee. He had previously served on the boards of Standard Register as Chairman of the Strategy Committee until the company was sold in 2016 and Global Imaging as Chairman of the Audit Committee until the company was sold in 2007. The Board concluded that Mr. McCarthey should be a director of the Corporation because of his extensive experience in senior management and financial matters in retail marketing and services.

Peter W. Brown joined the Board of SGRP as of May 2018, served as a Board Observer to the Corporation's Board of Directors from 2014 through December 2016, serves as a director of the Corporation's Brazilian subsidiary, SPAR BSMT and owns EILLC (which owns 10% of SPAR BSMT). See "Transactions with Related Persons, Promoters and Certain Control Persons - International Related Party Services " in the 2018 Proxy Statement. He also has served as a director of Business Ideas Provider, LTD, since 2012, and as a director of Affinity Insurance, LTD, since 2013. Mr. Brown received a BS from the University of Massachusetts's School of Natural Science and an MBA from the University of Massachusetts's Isenberg School of Management.

Mr. Jeffrey A. Mayer has had a long career as an entrepreneur and executive in the energy industry. Since 2018 Mr. Mayer has served as the executive chairman of Oasis Charger Corporation, the manufacturer and distributor of the Juice Bar EV charger systems.  Since 2011 Mr. Mayer founded and served as Present and CEO of Soluxe Inc., and chairman of its subsidiaries, Solomon Energy Inc,. Solomon Energy Advisors LLC, and Solomon Community Solar LLC.  Since 2015 Mr. Mayer served as advisor to and venture partner of Oak Investment Partners. In addition to SPAR Group he is a member of the Boards of Directors of Photobucket Corp. and Tomorrow Energy Inc.  He serves on a number of not-for-profit boards including Kingsley Trust Association and Social Venture Partners of Connecticut. In 1999 Mr. Mayer founded, and through 2011 served as CEO and President of, MXenergy, which was an SEC reporting entity. From 1993 through 1999, Mr. Mayer served as a managing director of AIG Trading Corporation and Sempra Energy Trading Company and as President of AIG Securities Corporation and AIG Clearing Corporation. From 1999 through 2005, Mr. Mayer served as a member of the Risk Oversight Committee of Northeast Utilities and consultant to Northeast Utilities and to Chicago Board of Trade Clearing Corporation. From 1987 through 1993, Mr. Mayer served as a Vice President of Goldman Sachs & Co., and from 1984 through 1987, Mr. Mayer served as the chief counsel of the J. Aron Commodities Division of Goldman Sachs & Co. From 1979 through 1983 Mr. Mayer served as an attorney with Barrett Smith Schapiro Simon & Armstrong in New York, NY.  Mr. Mayer is a graduate of Yale University (B.A. 1973) and New York University (L.L.B. 1978).

EXECUTIVES AND OFFICERS OF THE CORPORATION

Set forth in the table below are the names, ages and offices held by all Executives and Officers of the Corporation as of December 31, 2018, and (except as otherwise noted) as of the date of this Proxy Statement. For biographical information regarding Christiaan M. Olivier and William H. Bartels, see The Board of Directors of the Corporation, above.

Name	Age	Position with SPAR Group, Inc. (1)(2)
Christiaan M. Olivier	54	Chief Executive Officer, President and a Director
William H. Bartels	75	Vice Chairman and a Director
James R. Segreto	70	Chief Financial Officer, Secretary and Treasurer
Kori G. Belzer	53	Chief Operating Officer
Gerard Marrone	56	Chief Revenue Officer
Steven J. Adolph	54	President International

(1)

Under the Corporation's Restated By-Laws and the resolutions of the Board, each of the following individuals have been designated as both an "Executive" and an "Officer" of the Corporation except as otherwise noted below. An Executive is generally an executive officer of the Corporation and part of its senior management.

(2)	Each named individual is an "at will" employee of the Company. Their nominal terms as Executives and Officers are for one year, lasting from one annual stockholders meeting to the next.

James R. Segreto serves as Chief Financial Officer, Secretary and Treasurer of SGRP and has done so since December 14, 2007. Prior to his current position, Mr. Segreto served as Vice President and Controller of SGRP since July 8, 1999, the effective date of the Merger. Mr. Segreto served as Chief Financial Officer for Supermarket Communications Systems, Inc. from 1992 to 1997 and LM Capital, LLP from 1990 to 1992. Prior to 1992, he served as Controller of Dorman Roth Foods, Inc.

Kori G. Belzer serves as the Chief Operating Officer of SGRP and has done so since January 1, 2004. From 2000 through 2003, Ms. Belzer served as the Chief Operating Officer of SPAR Administrative Services, Inc. (then known as SPAR Management Services, Inc.) ("SAS"), and SPAR Business Services, Inc. (then known as SPAR Marketing Services, Inc.), each an affiliate of SGRP (See - Transactions with Related Persons, Promoters and Certain Control Persons, below). From 1997 to 2000, Ms. Belzer served as Vice President Operations of SAS and as Regional Director of SAS from 1995 to 1997. Prior to 1995, she served as Client Services Manager for SPAR/Servco, Inc.

Gerard (Gerry) Marrone joined SPAR Group, Inc. as SVP Sales & Marketing in January 2017 and was promoted to Chief Revenue Officer in December of the same year. As Chief Revenue Officer he oversees all revenue generation and marketing activities for the company. He is responsible for strategic growth initiatives and expansion of the domestic business. His role includes seeking and leading strategic alliances and joint ventures and he is responsible for developing capabilities and best practices within the sales and marketing function that will be shared and implemented across the organization and the international network.

Steven J. Adolph serves as the President International of SGRP and has done so since June 21, 2016. Prior to his current position, Mr. Adolph served in several executive roles including: President of Kalamazoo Outdoor Gourmet, CEO Asia/Pacific for Invacare, Vice President International for SentrySafe and Vice-President Asia/Pacific for Equal/NutraSweet. Mr. Adolph graduated Magna Cum Laude from Duke University and has an MBA with distinction from Northwestern's Kellogg School of Business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of SGRP's Common Stock as of March 22, 2019, by: (i) each person (or group of affiliated persons) who is known by SGRP to own beneficially more than 5% of SGRP's Common Stock; (ii) each of SGRP's directors; (iii) each of the Named Executives and Officers in the Summary Compensation Table; and (iv) SGRP's directors and Executives as a group. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	See Note #	Percentage (13)
Common Shares	William H. Bartels (1)	11,955,611	(2)	57.5%
Common Shares	Christiaan M. Olivier (1)	148,140	(3)	*
Common Shares	Jack W. Partridge (1)	185,263	(4)	*
Common Shares	Arthur B. Drogue (1)	41,500	(5)	*
Common Shares	R. Eric McCarthey (1)	23,000	(6)	*
Common Shares	Jeffrey A. Mayer (1)	-		*
Common Shares	Peter W. Brown (1)	125,193	(7)	*
Common Shares	James R. Segreto (1)	374,560	(8)	1.8%
Common Shares	Kori G. Belzer (1)	354,176	(9)	1.7%
Common Shares	Gerard Marrone (1)	50,000	(10)	*
Common Shares	Steven J. Adolph (1)	36,250	(11)	*
Common Shares	Robert G. Brown 123 Sunesta Cove Drive Palm Beach Gardens, FL 33418	11,955,611	(2)	57.5%
Common Shares	Whittier Holdings, Inc. 100 Liberty Street, Suite 890 Reno, NV 89501	1,105,455	(12)	5.3%
Common Shares	All Executives and Directors	13,293,693	-	63.9%

*	Less than 1%
(1)	The address of such owners is c/o SPAR Group, Inc. 333 Westchester Avenue, South Building, Suite 204, White Plains, New York 10604.
(2)

These shares are owned beneficially by a control group consisting of Mr. William H. Bartels and Mr. Robert G. Brown. Individually, Mr. Bartels owns 5,288,693 of those shares (or 25.4% of such total for all Executives and Directors) and Mr. Brown owns 6,666,918 of those shares (or 32.1% of such total for all Executives and Directors).

(3)	Mr. Olivier's beneficial ownership includes 137,500 shares issuable upon exercise of options and 2,500 shares restricted stock vesting by May 21, 2019.
(4)	Mr. Partridge's beneficial ownership includes 166,308 shares issuable upon exercise of options.
(5)	Mr. Drogue's beneficial ownership includes 37,500 shares issuable upon exercise of options.
(6)	Mr. McCarthey's beneficial ownership includes 20,000 shares issuable upon exercise of options.
(7)	Mr. Peter Brown beneficial ownership includes 27,500 shares issuable upon exercise of options.
(8)	Mr. Segreto's beneficial ownership includes 264,250 shares issuable upon exercise of options.
(9)	Ms. Belzer's beneficial ownership includes 277,140 shares issuable upon exercise of options.
(10)	Mr. Adolph's beneficial ownership includes 36,250 shares issuable upon exercise of options.
(11)	Mr. Marrone's beneficial ownership includes 50,000 shares issuable upon exercise of options.
(12)	Share ownership was confirmed by its Schedule 13G filed on February 11, 2019.
(13)

Percentage ownership is based on the total number of shares of Common Stock outstanding (20,776,588 shares) and the number of shares of Common Stock beneficially owned (including Common Stock currently obtainable under vested options, indirectly owned through retirement plans and beneficially owned by certain family members) by such person or group, in each case as of March 22, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act ("Section 16(a)") requires SGRP's directors and certain of its officers and persons who own more than 10% of SGRP's Common Stock (collectively, "Insiders") to file reports of ownership and changes in their ownership of SGRP's Common Stock with the Commission. Insiders are required by Commission regulations to furnish SGRP with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it for the year ended December 31, 2018, or written representations from certain reporting persons for such year, SGRP believes that its Insiders complied with all applicable Section 16(a) filing requirements for such year, with the exception that Mr. Brown untimely filed two reports on Form 4 respecting six transactions, Mr. Olivier untimely filed one report on Form 4 respecting one transaction, and Ms. Belzer untimely filed one report on Form 4 respecting one transaction. All such Section 16(a) filing requirements have since been completed by each of the aforementioned individuals.

Transactions with Related Persons, Promoters and Certain Control Persons

SGRP's policy respecting approval of transactions with related persons, promoters and control persons is contained in the SPAR Group Code of Ethical Conduct for its Directors, Executives, Officers, Employees, Consultants and other Representatives Amended and Restated (as of) March 15, 2018 (the "Ethics Code"). The Ethics Code is intended to promote and reward honest, ethical, respectful and professional conduct by each director, executive, officer, employee, consultant and other representative of any of SGRP and its subsidiaries (together with SGRP, the "Company") and each other Covered Person (as defined in the Ethics Code) in his or her position with the Company anywhere in the world, including (among other things) serving each customer, dealing with each vendor and treating each other with integrity and respect, and behaving honestly, ethically and professionally with each customer, each vendor, each other and the Company. Article II of the Ethics Code specifically prohibits various forms of self-dealing (including dealing with relatives) and collusion and Article V of the Ethics Code generally prohibits each "Covered Person" (including SGRP's officers and directors) from using or disclosing the Confidential Information of the Company or any of its customers or vendors, seeking or accepting anything of value from any competitor, customer, vendor, or other person relating to doing business with the Company, or engaging in any business activity that conflicts with his or her duties to the Company, and directs each "Covered Person" to avoid any activity or interest that is inconsistent with the best interests of the SPAR Group, in each case except for any "Approved Activity" (as such terms are defined in the Ethics Code). Examples of violations include (among other things) having any ownership interest in, acting as a director or officer of or otherwise personally benefiting from business with any competitor, customer or vendor of the Company other than pursuant to any Approved Activity. Approved Activities include (among other things) any contract with an affiliated person (each an "Approved Affiliate Contract") or anything else disclosed to and approved by SGRP's Board of Directors (the "Board"), its Governance Committee or its Audit Committee, as the case may be, as well as the ownership, board, executive and other positions held in and services and other contributions to affiliates of SGRP and its subsidiaries by certain directors, officers or employees of SGRP, any of its subsidiaries or any of their respective family members. The Company's senior management is generally responsible for monitoring compliance with the Ethics Code and establishing and maintaining compliance systems, including those related to the oversight and approval of conflicting relationships and transactions, subject to the review and oversight of SGRP's Governance Committee as provided in clause IV.11 of the Governance Committee's Charter, and SGRP's Audit Committee as provided in clause I.2(l) of the Audit Committee's Charter. The Governance Committee and Audit Committee each consist solely of independent outside directors (see Domestic Related Party Services, International Related Party Services, Related Party Transaction Summary, Related Party Transaction Summary, Affinity Insurance, and Other Related Party Transactions and Arrangements, below).

SGRP's Audit Committee has the specific duty and responsibility to review and approve the overall fairness and terms of all material related-party transactions. The Audit Committee receives affiliate contracts and amendments thereto for its review and approval (to the extent approval is given), and these contracts are periodically (often annually) again reviewed, in accordance with the Audit Committee Charter, the Ethics Code, the rules of the Nasdaq Stock Market LLC ("Nasdaq"), and other applicable law to ensure that the overall economic and other terms will be (or continue to be) no less favorable to the Company than would be the case in an arms-length contract with an unrelated provider of similar services (i.e., its overall fairness to the Company, including pricing, payments to related parties, and the ability to provide services at comparable performance levels). The Audit Committee periodically reviews all related party relationships and transactions described below.

In addition, in order to (among other things) assist the Board and the Audit Committee in connection with an overall review of the Company's related party transactions and certain worker classification-related litigation matters, in April 2017 the Board formed a special subcommittee of the Audit Committee (the "Special Subcommittee") to (among other things) review the structure, documentation, fairness, conflicts, fidelity, appropriateness, and practices respecting each of the relationships and transactions discussed in this Note.

The Special Subcommittee engaged Morrison Valuation & Forensic Services, LLC ("Morrison"), to perform a third-party financial evaluation of certain domestic related party relationships and transactions (principally with SAS and SBS of the Company, which included the review of certain financial records of the Company (but not those of its affiliates)) and discussions with management of the Company.  Their task included (among other things) the identification and mapping of and apparent purposes for and benefits from cash flows between the Company and its affiliates.  Morrison identified a number of transactions between the parties, while not material, were inefficient, time consuming and of limited business value to the parties.  They included expense reimbursement for indirect charges for supply purchases, corporate vendor service cost and use of corporate credit cards in the payment of vendor services. These inefficiencies have largely resolved themselves since the relationship with SAS and SBS has ended and others have been and will continue to be addressed by the Company. The Special Subcommittee also engaged Holland & Knight to provide ongoing legal advice on related party issues, and Paul Hastings to provide ongoing legal advice on independent contractor classification issues (including the SBS Clothier Case).  See Note 6 to the Company's Consolidated Financial Statements - Commitments and Contingencies - Legal Matters, in the 2018 Annual Report.

The Special Committee also has been involved in the review of the Proposed Amendments to SGRP's By-Laws and the By-Laws Action and 225 Action (see Note 6 to the Company's Consolidated Financial Statements - Commitments and Contingencies -- Settled Delaware Litigations, in the 2018 Annual Report).

Domestic Related Party Services:

SPAR Business Services, Inc. ("SBS"), SPAR Administrative Services, Inc. ("SAS"), and SPAR InfoTech, Inc. ("Infotech"), have provided services from time to time to the Company and are related parties and affiliates of SGRP, but are not under the control or part of the consolidated Company. SBS is an affiliate because it is owned by Robert G. Brown and prior to December 2018 was owned by William H. Bartels. SAS is an affiliate because it is owned by William H. Bartels and certain relatives of Robert G. Brown or entities controlled by them (each of whom are considered affiliates of the Company for related party purposes).  Infotech is an affiliate because it is owned by Robert G. Brown.  Mr. Brown and Mr. Bartels are the Majority Stockholders (see below) and founders of SGRP, Mr. Brown was Chairman and an officer and director of SGRP through May 3, 3018 (when he retired), and Mr. Bartels was and continues to be Vice Chairman and a director and officer of SGRP.  Mr. Brown and Mr. Bartels also have been and are stockholders, directors and executive officers of various other affiliates of SGRP.

The Company executes its domestic field services through the services of field merchandising, auditing, assembly and other field personnel (each a "Field Specialist"), substantially all of whom are provided to the Company and engaged by independent third parties and located, scheduled, deployed and administered domestically through the services of local, regional, district and other personnel (each a "Field Administrator"), and substantially all of the Field Administrators are in turn are employed by other independent third parties.

SBS provided substantially all of the Field Specialist services in the U.S.A. to the Company from January 1 through July 27, 2018, and an independent vendor and licensee provided them for the balance of 2018. The Company paid $15.4 million and $25.9 million during the period January 1 through July 27, 2018, and the year ended December 31, 2017, respectively, to SBS for its provision as needed of the services of approximately 3,800 of SBS's available Field Specialists in the U.S.A. (which amounted to approximately 27% and 77% of the Company's total domestic Field Specialist service expense for the period January 1 through July 27, 2018, and the year ended December 31, 2017, respectively). The total cost recorded by the Company for the expenses of SBS in providing their Field Specialist services to the Company, including the "Cost Plus Fee" arrangement (as defined and discussed below) and other expenses paid directly by the Company on behalf of and invoiced to SBS, was $18.1 million and $30.1 million, for the seven months ended July 27, 2018, and the year ended December 31 2017, respectively.

Since the termination of the Amended and Restated Field Service Agreement with SBS December 1, 2014 (as amended, the "Prior SBS Agreement"), the Company and SBS agreed to an arrangement where the Company reimbursed SBS for the Field Specialist service costs and certain other approved reimbursable expenses incurred by SBS in performing services for the Company and paid SBS a revised fixed percentage of such reimbursable expenses (the "Cost Plus Fee") equal to 2.96% of those reimbursable expenses, subject to certain offsetting credits.  The Company had offered a new agreement to SBS confirming that reimbursable expenses were subject to review and approval by the Company, but SBS rejected that proposal.

Due to (among other things) the Clothier Determination and the ongoing proceedings against SBS (which could have had a material adverse effect on SBS's ability to provide future services needed by the Company), SBS' continued higher charges and expense reimbursement disputes, and the Company's identification of an experienced independent third party company (the "Independent Field Vendor") who would provide comparable services on substantially better terms, the Company terminated the services of SBS effective July 27, 2018, and the Company has engaged that Independent Field Vendor to replace those field services previously provided by SBS (other than in California).  The Company similarly terminated SAS and has engaged another independent third party company on substantially better terms to replace those administrative services formerly provided by SAS, effective August 1, 2018.

Even though the Company believes it had paid SBS for all services provided through July 27, 2018, the Company received notice that there may not have been sufficient funds in SBS' bank accounts to honor all payments SBS had made by check to their Field Specialists.  Based on this notice, the Company withheld approximately $125,000 of final mark-up compensation due SBS and had been making payments, on a daily basis, into the SBS bank account designated for Field Specialist payments to ensure all SBS Field Specialists that had provided services to the Company are properly compensated for those services.  The $125,000 has been completely exhausted and the Company was required to fund an additional $12,000 to cover these duplicate Field Specialist payments.  The Company believes that there may be checks for Field Service payments for as much as an additional $120,000 that the Company believes may not be honored by SBS.  The Company has made plans to ensure that all of the current Field Specialists are properly paid and is exploring its legal options for recovery of all duplicate payments it is making on SBS's behalf.

No SBS compensation to any officer, director or other related party had been reimbursed or approved to date by the Company, and no such compensation reimbursements were made or approved under SBS's Prior Agreement.  This was not a restriction on SBS since SBS is not controlled by the Company and may pay any compensation to any person that SBS desires out of its own funds.  However, SBS had in the past invoiced the Company for such compensation payments, but the Company had rejected those invoices as non-reimbursable expenses.  Since SBS is a "Subchapter S" corporation, all income from SBS is allocated to its stockholders (see above).

The appropriateness of SBS's treatment of its Field Specialists as independent contractors had been periodically subject to legal challenge (both currently and historically) by various states and others, SBS's expenses of defending those challenges and other proceedings had historically been reimbursed by the Company under SBS's Prior Agreement, and SBS's expenses of defending those challenges and other proceedings were reimbursed by the Company for the eleven month period ended November 23, 2018, and the twelve months ended December 31, 2017, in the amounts of $50,000 and $260,000, respectively, after determination (on a case by case basis) that those defense expenses were costs of providing services to the Company.

On May 15, 2017, the Company advised SBS that, since there was no currently effective comprehensive written services agreement with SBS, the Company would continue to review and decide each request by SBS for reimbursement of its legal defense expenses (including appeals) on a case-by-case basis in its discretion, including the relative costs and benefits to the Company.  SBS has disputed the right of the Company and SGRP's Audit Committee to review and decide the appropriateness of the reimbursement of any of those related party defense and other expense reimbursements.  In addition, on June 13, 2018, the Company gave SBS notice that it would no longer reimburse any such expenses as a result of SGRP's separate settlement of the Clothier Case.

As provided in SBS's Prior Agreement, the Company is not obligated or liable, and the Company has not otherwise agreed and does not currently intend, to reimburse SBS for any judgment or similar amount (including any damages, settlement, or related tax, penalty, or interest) in any legal challenge or other proceeding against or involving SBS, and the Company does not believe it has ever done so (other than in insignificant nuisance amounts).

Furthermore, even though SBS was solely responsible for its operations, methods and legal compliance, in connection with any proceedings against SBS, SBS may claim that the Company is somehow liable for any judgment or similar amount imposed against SBS and pursue that claim with litigation. The Company does not believe there is any basis for such claims and would defend them vigorously. There can be no assurance that plaintiffs or someone else will not claim that the Company is liable (under applicable law, through reimbursement or indemnification, or otherwise) for any such judgment or similar amount imposed against SBS, or that the Company will be able to defend any claim successfully.  Any imposition of liability on the Company for any such amount could have a material adverse effect on the Company or its performance or condition (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, legal costs, liabilities, liquidity, locations, marketing, operations, prospects, sales, strategies, taxation or other achievement, results or condition), whether actual or as planned, intended, anticipated, estimated or otherwise expected.  See Note 6 to the Company's Consolidated Financial Statements - Commitments and Contingencies -- Legal Matters, in the 2018 Annual Report.

The Company has reached a non-exclusive agreement on substantially better terms than SBS with an experienced independent third-party vendor to provide substantially all of the domestic Field Specialist services used by the Company.  The Company has also reached a separate non-exclusive agreement on substantially better terms than with SAS with another independent third-party vendor to provide substantially all of the domestic Field Administrator services used by the Company. The Company transitioned to such new vendors during July 2018, and such transition was virtually unnoticeable to the Company's clients.

SAS provided substantially all of the Field Administrators in the U.S.A. to the Company from January 1 through July 31, 2018, and an independent vendor and licensee provided them for the balance of the year. The Company paid $2.7 million and $4.2 million for the period January 1 through July 31, 2018, and the year ended December 31, 2017, respectively, to SAS for its provision of its 52 full-time regional and district administrators (which amounted to approximately 53% and 91% of the Company's total domestic field administrative service cost for the seven and twelve months, respectively. The total cost recorded by the Company for the expenses of SAS in providing SAS' services to the Company, including the "Cost Plus Fee" arrangement (as defined and discussed below) and other expenses paid directly by the Company on behalf of and invoiced to SAS, was $2.7 million and $4.2 million, for the seven months ended July 27, 2018, and the year ended December 31 2017, respectively.

In addition to these field service and administration expenses, SAS also incurred other administrative expenses related to benefit and employment tax expenses of SAS and payroll processing, and other administrative expenses and SBS incurred expenses for processing vendor payments, legal defense and other administrative expenses (but those expenses were only reimbursed by SGRP to the extent approved by the Company as described below).

In 2016, SAS and SMF entered into a new Field Administration Agreement (the "SAS Agreement"). The SAS Agreement more clearly defines reimbursable and excluded expenses and the budget and approval procedures and provides for indemnifications and releases (which indemnifications and releases are comparable to those applicable to SGRP's directors and executive officers under its By-Laws and applicable law). Specifically, the SAS Agreement reduced the Cost Plus Fee for SAS from 4% to 2% effective as of June 1, 2016.

No SAS compensation to any officer, director or other related party (other than to Mr. Peter W. Brown, a related party as noted below, pursuant to previously approved budgets) had been reimbursed or approved to date by the Company, and no such compensation reimbursements were made or approved under SAS's Prior Agreement. This is not a restriction on SAS since SAS is not controlled by the Company and may pay any compensation to any person that SAS desires out of its own funds. Since SAS is a "Subchapter S" corporation, all income from SAS is allocated to its stockholders (see above).

On May 7, 2018, the Company gave a termination notice to SAS specifying July 31, 2018, as the end of the Service Term under (and as defined in) SAS Agreement.  The Company has reached a non-exclusive agreement with an independent third party vendor to provide substantially all of the domestic Field Administrators used by the Company.  The Company transitioned to such new vendor during July 2018, and it was virtually unnoticeable to the Company's clients.

Although neither SBS nor SAS has provided or been authorized to perform any services to the Company after their terminations described above effective on or before July 31, 2018, they have apparently continued to operate and claim that the Company owes them for all of their post-termination expenses for the foreseeable future.  For the period from August through December 31, 2018, SBS has invoiced the Company for approximately $120,000, and SAS has invoiced the Company for approximately $76,000 for the same period.  All such invoices have been rejected by the Company.  The Company has determined that it is not obligated to reimburse any such post-termination expense (other than for potentially reimbursing SAS for mutually approved reasonable short term ordinary course transition expenses in previously allowed categories needed by SAS to wind down its business, if any), and that such a payment would be an impermissible gift to a related party under applicable law, which determinations have been supported by SGRP's Audit Committee.  The SBS invoices included legal expenses for its continuing defense in the Clothier Case even though SGRP on June 13, 2018, gave SBS notice that it would no longer reimburse any such expenses as a result of SGRP's separate settlement of the Clothier Case.   See Note 6 to the Company's Consolidated Financial Statements - Commitments and Contingencies -- Legal Matters, in the 2018 Annual Report.

The Company expects that SBS and SAS may use every available means to attempt to collect reimbursement from the Company for the foreseeable future for all of their post-termination expense, including repeated litigation. See Note 6 to the Company's Consolidated Financial Statements - Commitments and Contingencies -- Legal Matters, in the 2018 Annual Report.

On November 23, 2018, SBS petitioned for bankruptcy protection under chapter 11 of the United States Bankruptcy Code in the U.S. District for Nevada (the "SBS Chapter 11 Case"), and as a result, the claims of SBS' creditors must now generally be pursued in the SBS Chapter 11 Case. The Company believes there can be no assurance that SBS will ever be able to fully pay any damage award resulting from any determination in the Clothier Case or any other judgment or similar amount resulting from any legal determination adverse to SBS. See Note 6 to the Company's Consolidated Financial Statements - Commitments and Contingencies -- Related Party Litigation and SBS Bankruptcy, in the 2018 Annual Report and SBS Bankruptcy, below.

Any failure of SBS to satisfy any judgment or similar amount resulting from any adverse legal determination against SBS, any claim by SBS, SAS, any other related party or any third party that the Company is somehow liable for any such judgment or similar amount imposed against SBS or SAS or any other related party, any judicial determination that the Company is somehow liable for any such judgment or similar amount imposed against SBS or SAS or any other related party (in whole or in part), or any increase in the Company's use of employees (rather than the services of independent contractors provided by third parties) to perform Field Specialist services domestically, in each case in whole or in part, could have a material adverse effect on the Company or its performance or condition (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, legal costs liabilities, liquidity, locations, marketing, operations, prospects, sales, strategies, taxation or other achievement, results or condition), whether actual or as planned, intended, anticipated, estimated or otherwise expected. See Note 6 to the Company's Consolidated Financial Statements - Commitments and Contingencies -- Legal Matters, in the 2018 Annual Report.

Current material and potentially material legal proceedings impacting the Company are described in Note 6 to the Company's Consolidated Financial Statements - Commitments and Contingencies - Legal Matters, in the 2018 Annual Report.  These descriptions are based on an independent review by the Company and do not reflect the views of SBS, its management or its counsel.  Furthermore, even though SBS was solely responsible for its operations, methods and legal compliance, in connection with any proceedings against SBS, SBS continues to claim that the Company is somehow liable to reimburse SBS for its expenses in those proceedings. The Company does not believe there is any basis for such claims and would defend them vigorously.

Infotech is currently suing the Company in New York seeking reimbursement for approximately $190,000 respecting alleged lost tax benefits and other expenses it claims to have incurred in connection with SGRP's acquisition of its Brazilian subsidiary and previously denied by both management and SGRP's Audit Committee, who had jurisdiction because Infotech is a related party. Infotech also is threatening to sue the Company in Romania for approximately $900,000 for programming services allegedly owed to the Company's former Romanian subsidiary (sold at book value to Infotech in 2013) and not provided to Infotech, for which the Company vigorously denies liability. See Note 6 to the Company's Consolidated Financial Statements - Commitments and Contingencies -- Legal Matters -- Related Party Litigation, in the 2018 Annual Report.

Peter W. Brown was appointed as a Director on the SGRP Board as of May 3, 2018, replacing Mr. Robert G. Brown upon his retirement from the Board and Company at that date.  He is not considered independent because Peter Brown an affiliate and related party in respect of SGRP and was proposed by Mr. Robert G. Brown to represent the Brown family interests.  He worked for and is a stockholder of SAS (see above), Infotech (see above) and certain of its affiliates, he is the nephew of Mr. Robert G. Brown (a current significant stockholder of SGRP and SGRP's former Chairman and director), he is a director of SPAR Brasil Serviços de Merchandising e Tecnologia S.A., a Brazilian corporation ("SPAR BSMT") and owns Earth Investments LLC, ("EILLC"), which owns 10% interest in the SGRP's Brazilian subsidiary.

National Merchandising Services, LLC ("NMS"), is a consolidated domestic subsidiary of the Company and is owned jointly by SGRP through its indirect ownership of 51% of the NMS membership interests and by National Merchandising of America, Inc. ("NMA"), through its ownership of the other 49% of the NMS membership interests. Mr. Edward Burdekin is the Chief Executive Officer and President and a director of NMS and also is an executive officer and director of NMA. Ms. Andrea Burdekin, Mr. Burdekin's wife, is the sole stockholder and a director of NMA and a director of NMS. NMA is an affiliate of the Company but is not under the control of or consolidated with the Company. Mr. Burdekin also owns 100% of National Store Retail Services ("NSRS"). Since September 2018, NSRS provided substantially all of the domestic merchandising specialist field force used by NMS. For those services, NMS agrees to reimburse NSRS the total costs for providing those services and to pay NSRS a premium equal to 1.0% of its total cost.

Resource Plus of North Florida, Inc. ("RPI"), is a consolidated domestic subsidiary of the Company and is owned jointly by SGRP through its indirect ownership of 51% of the RPI membership interests and by Mr. Richard Justus through his ownership of the other 49% of the RPI membership interests. (See Note 13 to the Company's Consolidated Financial Statements - Purchase of Interest in Subsidiaries, in the 2018 Annual Report). Mr. Justus has a 50% ownership interest in RJ Holdings which owns the buildings where RPI is headquartered and operates. Both buildings are subleased to RPI at local market rates.

International Related Party Services:

SGRP Meridian (Pty), Ltd. ("Meridian") is a consolidated international subsidiary of the Company and is owned 51% by SGRP and 49% by the following individuals: Mr. Brian Mason, Mr. Garry Bristow, and Mr. Adrian Wingfield. Mr. Mason is President and a director and Mr. Bristow is an officer and director of Meridian. Mr. Mason is also an officer and director and 50% shareholder of Merhold Property Trust ("MPT"). Mr. Mason and Mr. Bristow are both officers and directors and both own 50% of Merhold Cape Property Trust ("MCPT"). Mr. Mason, Mr. Bristow and Mr. Wingfield are all officers and own 46.7%, 20% and 33.3%, respectively of Merhold Holding Trust ("MHT") which provides similar services like MPT. MPT owns the building where Meridian is headquartered and also owns 20 vehicles, all of which are subleased to Meridian. MCPT provides a fleet of 172 vehicles to Meridian under a 4 year lease program. These leases are provided to Meridian at local market rates included in the summary table below.

SPAR Todopromo is a consolidated international subsidiary of the Company and is owned 51% by SGRP and 49% by the following individuals: Mr. Juan F. Medina Domenzain, Juan Medina Staines, Julia Cesar Hernandez Vanegas, and Jorge Medina Staines. Mr. Juan F. Medina Domenzain is an officer and director of SPAR Todopromo and is also majority shareholder (90%) of CONAPAD ("CON") which supplied administrative and operational consulting support to SPAR Todopromo in 2016.

In August 2016, Mr. Juan F. Medina Domenzain ("JFMD"), partner in SPAR Todopromo, purchased the warehouse that was being leased by SPAR Todopromo. The lease expires on December 31, 2020.

On September 8, 2016, the Company (through its Cayman Islands subsidiary) acquired 100% ownership of SGRP Brasil Participações Ltda. ("SGRP Holdings"), a Brazilian limitada (which is a form of limited liability company). SGRP Holdings then completed the formation and acquired a majority of the stock of SPAR Brasil Serviços de Merchandising e Tecnologia S.A., a Brazilian corporation ("SPAR BSMT"). SGRP Holdings and SPAR BSMT are consolidated subsidiaries of the Company. SPAR BSMT is owned 51% by the Company, 39% by JK Consultoria Empresarial Ltda.-ME, a Brazilian limitada ("JKC"), and 10% by Earth Investments, LLC, a Nevada limited liability company ("EILLC").

JKC is owned by Mr. Jonathan Dagues Martins, a Brazilian citizen and resident ("JDM") and his sister, Ms. Karla Dagues Martins, a Brazilian citizen and resident. JDM is the Chief Executive Officer and President of each SPAR Brazil company pursuant to a Management Agreement between JDM and SPAR BSMT dated September 13, 2016. JDM also is a director of SPAR BSMT. Accordingly, JKC and JDM are each a related party in respect of the Company. EILLC is owned by Mr. Peter W. Brown, a citizen and resident of the USA ("PWB") and a director of SPAR BSMT and SGRP and nephew of SGRP"s largest shareholder, Robert G. Brown. Accordingly, PWB and EILLC are each a related party in respect of the Company.

SPAR BSMT has contracted with Ms. Karla Dagues Martins, a Brazilian citizen and resident and JDM's sister and a part owner of SPAR BSMT, to handle the labor litigation cases for SPAR BSMT and its subsidiaries.  These legal services are being provided to them at local market rates by Ms. Martins' company, Karla Martins Sociedade de Advogados ("KMSA"). Accordingly, Mr. Jonathan Dagues Martins and Ms. Karla Dagues Martins are each an affiliate and a related party in respect of the Company.

Summary of Certain Related Party Transactions:

The following costs of affiliates were charged to the Company (in thousands):

	Year Ended December 31,
	2018	2017
Services provided by affiliates:
Field Specialist Service expenses* (SBS)	$15,404	$25,866
Field Administration Service expenses* (SAS)	2,738	4,215
National Store Retail Services (NSRS)	986	–
RJ Holdings	247	–
Office and vehicle rental expenses (MPT)	66	62
Vehicle rental expenses (MCPT)	1,248	1,146
Office and vehicle rental expenses (MHT)	228	170
Field administration expenses* (NDS Reklam)	2	2
Consulting and administrative services (CON)	220	244
Warehouse Rental (JFMD)	49	47
Legal Services (KMSA)	135	10

Total services provided by affiliates	$21,323	$31,762

* Includes substantially all overhead (in the case of SAS and SBS), or related overhead, plus any applicable markup. The services provided by SAS and SBS were terminated as of July 2018.

Due to affiliates consists of the following (in thousands):	December 31,
	2018	2017
Loans from local investors:(1)
Australia	$226	$250
Mexico	1,001	1,001
Brazil	139	139
China	2,130	719
South Africa	618	24
Resource Plus	531	–
Accrued Expenses due to affiliates:
SBS/SAS	–	893
Total due to affiliates	$4,645	$3,026

(1)     Represent loans from the local investors into the Company's subsidiaries (representing their proportionate share of working capital loans). The loans have no payment terms and are due on demand and as such have been classified as current liabilities in the Company's consolidated financial statements.

Affinity Insurance:

In addition to the above, through August 1, 2018, SAS purchased insurance coverage from Affinity Insurance, Ltd. ("Affinity") for worker compensation, casualty and property insurance risk for itself, for SBS on behalf of Field Specialists that require such insurance coverage (if they do not provide their own), and for the Company. SAS owns a minority (less than 1%) of the common stock in Affinity. Based on informal arrangements between the parties, the Affinity insurance premiums for such coverage were ultimately charged (through SAS) for their fair share of the costs of that insurance to SMF, SAS (which then charges the Company) and SBS. Since August 1, 2018, the new independent vendor providing the Company's Field Administrators also is a member of and provided such insurance through Affinity for itself and on behalf of the Field Specialists that require such insurance coverage (if they do not provide their own), and the Company is obtaining its own such insurance through Affinity (in which the Company is also now a member).

In addition to those required periodic premiums, Affinity also requires payment of cash collateral deposits ("Cash Collateral"), and Cash Collateral amounts are initially determined and from time to time re-determined (upward or downward) by Affinity. From 2013 through August 1, 2018, SAS deposited Cash Collateral with Affinity that now totals approximately $965,000; approximately $379,000 of that Cash Collateral was allocable to SBS and approximately $296,000 of that Cash Collateral was allocable to SMF and the balance of approximately $290,000 was allocated to other affiliates of the Company. The Cash Collateral deposits allocable to SBS have been paid by SAS on behalf of SBS, SAS received advances to make such payments from SBS, and SBS in turn received advances to make such payments from SMF. $675,000 of the Cash Collateral deposits allocable to SAS have been paid with advances to make such payments from SMF. The Cash Collateral deposits allocable to SMF have been paid by SAS on behalf of SMF, and SAS received advances to make such payments from SMF. At the time those advances were requested by Mr. Brown be made by the Company to SAS and SBS, they were not specifically disclosed by Mr. Robert G. Brown (then SGRP executive Chairman), Mr. William H. Bartels (SGRP Vice Chairman then and now) or Mr. James R. Segreto (Chief Financial Officer), to or approved by the Audit Committee or Board (as a related party transaction or otherwise), and at the time Mr. Brown and Mr. Bartels were the sole owners and executives of SAS and SBS. In addition to funding such Cash Collateral, the Company believes that it has provided (after 1999) all of the funds for all premium payments to and equity investments in Affinity and that the Company may be owed related amounts by SAS, SBS and their affiliates.

The Company also has advanced money to SAS to prepay Affinity insurance premiums (which in the case of workers compensation insurance are a percentage of payroll). The Company had advanced approximately $225,000 to SAS for the 2019-2020 Affinity plan year based on estimates that assumed SBS and SAS would be providing services to the Company for the full plan year. However, the Company terminated them and they ceased providing SAS' services by August 2018, so that insurance was required for only one month's payroll. Upon completion of the Affinity audit for the Affinity 2019-2020 plan year, the Company anticipates that SAS will receive a premium refund from Affinity of approximately $150,000 and will be obligated to repay that amount to the Company.

Affinity from time to time may (in the case of a downward adjustment in such periodic premiums or the Cash Collateral) make refunds, rebates or other returns of such periodic premiums and Cash Collateral deposits to SAS for the benefit of itself, SBS and SMF (including any premium refund, as returned or returnable, "Affinity Returns"). The Company believes that SAS is obligated to return to SMF any and all Affinity Returns allocable to SMF in repayment of the corresponding advances from SMF and allocable to SAS in repayment of the corresponding advances from SMF. The Company also believes that SAS is obligated to return to SBS, and SBS is obligated to return to SMF, any and all Affinity Returns allocable to SBS in repayment of the corresponding advances. The Company believes that SBS and SAS will have limited operations after August 1, 2018, that the litigation and likely resulting financial difficulties facing SBS are significant, and that without adequate security, those circumstances puts such repayments to the Company at a material risk.

SMF had been in negotiations with SBS and SAS (respectively represented by Robert G. Brown and William H. Bartels, who together own over 59% of SGRP's common stock) since November 2017 for reimbursement and security agreements to document and secure those advances and repayment obligations, which advances total approximately $675,000. Although SBS and SAS had orally accepted those agreements in principal, the negotiations have recently broken down over their refusal to allow enforceable first priority security interests in the Cash Collateral and SAS's policies with and equity interests in Affinity, as well as their demands for post-termination payments and offsets potentially larger than the Cash Collateral. As a result the Company has recorded a reserve for the full $900,000 in such receivables in 2018. The Company is exploring its legal options for recovering the Affinity Returns from SAS and SBS.  See Note 6 to the Company's Consolidated Financial Statements - Commitments and Contingencies, above. The $900,000 reserve includes the premium refund for the 2019-2020 Affinity plan year.

The Company has filed a claim for $375,000 respecting the Affinity Cash Collateral loan to SBS in the SBS Chapter 11 Proceeding. See Note 6 to the Company's Consolidated Financial Statements - Commitments and Contingencies -- SBS Bankruptcy, in the 2018 Annual Report.

Other Related Party Transactions and Arrangements:

In July 1999, SMF, SBS and SIT entered into a perpetual software ownership agreement providing that each party independently owned an undivided share of and has the right to unilaterally license and exploit certain portions of the Company's proprietary scheduling, tracking, coordination, reporting and expense software (the "Co-Owned Software") are co-owned with SBS and Infotech and each entered into a non-exclusive royalty-free license from the Company to use certain "SPAR" trademarks in the United States (the "Licensed Marks"). As a result of the SBS Chapter 11 Case, SBS' rights in the Co-Owned Software and Licensed Marks are assets of SBS' estate, subject to sale or transfer in any court approved reorganization or liquidation. See Note 6 to the Company's Consolidated Financial Statements - Commitments and Contingencies -- Legal Matters, Related Party Litigation and SBS Bankruptcy, in the 2018 Annual Report.

Through arrangements with the Company, SBS (owned by Mr. Brown and prior to December 2018 was owned by Mr. Bartels), SAS (owned by Mr. Bartels and family members of Mr. Brown), and other companies owned by Mr. Brown participate in various benefit plans, insurance policies and similar group purchases by the Company, for which the Company charges them their allocable shares of the costs of those group items and the actual costs of all items paid specifically for them. All such transactions between the Company and the above affiliates are paid and/or collected by the Company in the normal course of business.

SBS Bankruptcy

The Company received no services from SBS after the termination of SBS' services took effect. Furthermore, even though SBS was solely responsible for its operations, methods and legal compliance, SBS continues to claim that the Company is somehow liable to reimburse SBS for its expenses in those proceedings. The Company does not believe there is any basis for such claims and would defend them vigorously. The Company anticipates that SBS may use every available means to attempt to collect reimbursement from the Company for the foreseeable future for all of its post-termination expense. See Note 10 to the Company's Consolidated Financial Statements - Related Party Transactions – Domestic Transactions, in the 2018 Annual Report.

On November 23, 2018, SBS petitioned for bankruptcy protection under chapter 11 of the United States Bankruptcy Code in the U.S. District for Nevada (the "SBS Chapter 11 Case"), so the pre-petition claims of SBS' creditors must now have to be made in the SBS Chapter 11 Case. On March 11, 2019, the Bankruptcy Court entered an order modifying the automatic stay in the SBS Chapter 11 Case to permit the plaintiffs in the Clothier Case to proceed with the second part of their case to determine damages in the same California Court that rendered the Clothier Determination. The Bankruptcy Court did not modify the automatic stay to permit collection of any resulting damage award from SBS absent further Bankruptcy Court order, and absent such further order, any damage award in Clothier Case will therefore have to be pursued as against SBS in the SBS Chapter 11 Case.

On the advice of SGRP's bankruptcy counsel, management reported and the Audit Committee agreed that while SBS is in the SBS Chapter 11 Case; (a) SBS cannot legally pay the third-party pre-petition invoices and other emailed claims sent via email from SBS to the Company, which are unsecured claims ordinarily payable in chapter 11 as part of the unsecured creditor claim pool (potentially pennies or less per dollar) without specific legal authorization or court order (including under a Bankruptcy Court approved reorganization plan, which is the usual mechanism for paying non-priority claims in a chapter 11 case); (b) any SGRP payment to SBS would likely be utilized to fund the SBS Chapter 11 Case and after that to pay the Clothier claims and other unsecured claimants; (c) SGRP and SMF claims against SBS (including, without limitation, reimbursement claims for funding the Affinity Security Deposits and field payment checks that would have otherwise bounced and indemnification for the Clothier settlement and legal costs) must be and have been asserted in the SBS Chapter 11 Case and can only be satisfied in that case through a Court permitted setoff (potentially dollar-for-dollar), or from the unsecured creditor pool (potentially pennies or less per dollar); (d) any resolution of claims between SBS and SGRP sought (at this time) by SBS from the Bankruptcy Court requires such court's approval after notice to creditors (including the plaintiffs in the Clothier Case) and the U.S. Trustee, so finality can only be achieved in the SBS Chapter 11 Case; and (e) when SBS seeks payment through the Bankruptcy Court (whether for pre- or post-petition claims), SGRP has the right to defend them on the merits and to assert an offset for amounts owed to SMF and SGRP (potentially dollar-for-dollar).

Accordingly, Management recommended and the Audit Committee agreed that it would be in the best interest of all stockholders: (i) to submit SGRP and SMF claims against SBS in the SBS Chapter 11 Case in order to preserve their value (including as an offset against SBS' claims), particularly since those claims against SBS exceed amounts potentially owed to SBS; (ii) not to voluntarily pay any SBS obligations directly to targeted SBS creditors, as such payments would reduce that offset value (potentially dollar-for-dollar), subvert the bankruptcy process and potentially expose SGRP and SMF to direct future liability (for example, liability for a lawsuit if SGRP voluntarily pays for its defense); and (iii) only to make payments to or on behalf of SBS to the extent proven and required in the SBS Chapter 11 Case or other court with jurisdiction over the dispute.

As a result of the SBS Chapter 11 Case, the claims of SBS' creditors must now generally be pursued in the SBS Chapter 11 Case. On March 11, 2019, the Bankruptcy Court entered an order modifying the automatic stay in the SBS Chapter 11 Case to permit the plaintiffs in the Clothier Case to proceed with the second part of the case to determine damages against SBS in the same California Court that rendered the Clothier Determination. However, the Bankruptcy Court did not modify the automatic stay to permit collection from SBS of any resulting damage award against it absent further Bankruptcy Court order, and therefore and absent such further order, any such damage award will have to be pursued against SBS in the SBS Chapter 11 Case. Accordingly, the Company believes there can be no assurance that SBS will ever be able to fully pay any such damage award resulting from any determination in the Clothier Case or any other judgment or similar amount resulting from any legal determination adverse to SBS.

A review of the SBS' filings in the SBS Chapter 11 Case shows that SBS has listed the Company as a contingent, unliquidated, disputed creditor, but in its most recently filed amended schedules in that Case, SBS has not expressly scheduled any claims of SBS against the Company. However, a SGRP director says he has heard from Robert G. Brown (SBS' owner and one of the Majority Stockholders) that Mr. Brown testified in connection with the SBS Chapter 11 Case that the Company owed $300,000 to SBS. In this regard, on January 10, 2019, SBS filed schedules that reflected a note receivable in the amount of $300,000 due from the Company. However, on both February 7 and 12, 2019, SBS filed amended schedules that omitted such note receivable. SBS' amended schedules filed on February 12, 2019, reflects a $300,000 increase in SBS' accounts receivable. None of those schedules name the companies owing those receivables. The Company has not been able to independently verify the accuracy of such testimony, and any such testimony would not be conclusive evidence or proof of such claim against the Company, and could be corrected or disclaimed as an error afterwards. In any event, the Company believes that it owes nothing to SBS while the Company has substantial claims asserted against SBS.

On March 18, 2019, the Company filed claims in the SBS Chapter 11 Case seeking reimbursement for $378,838 for SMF's funding of the Affinity Security Deposits and $12,963 for SMF's funding of the field payment checks that would have otherwise bounced, and $1,839,459 for indemnification of SGRP for the Clothier settlement (see below) and legal costs and an unspecified amount for indemnification of SGRP for the Hogan action (see Note 6 to the Company's Consolidated Financial Statements, Commitments and Contingencies - Legal Matters - SBS Clothier Litigation, in the 2018 Annual Report) and other yet to be discovered indemnified claims.

CORPORATE GOVERNANCE

Board Structure, Leadership and Risk Oversight

The Board of Directors of the Corporation (the "Board") is responsible for overseeing the management, policies and direction of the Corporation and its subsidiaries (collectively, the Company"), both directly and through its committees (as described below), pursuant to the authority conferred by the Corporation's Restated By-Laws, charters and policies and by applicable law. The Board's responsibilities include (without limitation) the appointment and oversight of the Company's executive officers. The Board also is actively involved in the oversight of risks that could affect the Company, both directly and through its committees with respect to the most significant risks facing the Company (including material strategic, market or operational risks). Pursuant to their respective charters, the Board has established and delegated various oversight and other responsibilities to the Audit Committee (and its Special Subcommittee), the Compensation Committee, and the Governance Committee, as such committees are defined and more fully described below under the headings "Audit Committee and its Special Subcommittee", "Compensation Committee" and "Governance Committee".

The Board believes its leadership role for the Company is strengthened by having a majority of its members be independent directors, who meet regularly as an independent body and provide leadership through their industry experience and knowledge and the actions of the independent committees they chair, and by having its second largest stockholder and Chief Executive Officer as members of the Board. The Board also has established separate positions for the Chairman of the Board (the "Chairman"), which is a non-executive position, for the Lead Director of the Board (the "Lead Director"), and for SGRP's Chief Executive Officer (who also is its President), which the Board believes better enables the Chairman to focus his efforts on long term strategic governance and planning for the Company, the Lead Director (who also its Chairman) to provide Board leadership and facilitate meaningful communications between the Board and the Company's management, and the Chief Executive Officer to focus his time and energy on managing the Company's sales and operations. The Board believes this leadership structure has enhanced its ability to effectively carry out its responsibilities on behalf of the Corporation's stockholders as well as its oversight of the Company's management and overall corporate governance. Mr. Arthur B. Drogue is the Corporation's Chairman (as well as Lead Director, Chairman of the Governance Committee and Special Subcommittee of the Audit Committee), and Mr. Christiaan M. Olivier is the Company's Chief Executive Officer and President.

To assist the Board and its Committees in their respective oversight roles, the Company's Chief Executive Officer brings members of the Company's management from various business or administrative areas into meetings of the Board or applicable Committee from time to time to make presentations, answer questions and provide insight to the members, including insights into areas of potential risk. Each Committee endeavors to satisfy its responsibilities through: (i) its receipt and review of regular reports directly from officers responsible for oversight of particular risks within the Company, (ii) direct communications by the Committee or its Chairman with the Corporation's senior management, (iii) independent principal accountants (in the case of the Audit Committee) and counsel respecting such matters and related risks, (iv) its executive sessions, (v) its reports (generally through its Chairman) to the full Board respecting the Committee's considerations and (vi) if applicable, actions and recommendations regarding such matters and risks as deemed appropriate.

Risk oversight is conducted primarily through the Audit Committee, but also is conducted through the Compensation Committee or Governance Committee, as applicable. The Audit Committee is responsible for overseeing the accounting, auditing and financial reporting and disclosure principles, policies, practices and controls of the Company and regularly considers (among other things) financial, reporting, internal control, related party, legal and other issues and related risks and uncertainties material to the Company. The Compensation Committee is responsible for overseeing and regularly considers the performance and compensation of the executives, director compensation and the other compensation, equity incentive, related policies, and benefits of the Company. The Governance Committee is responsible for overseeing and regularly considers the finding, vetting and nomination of directors and committee members for the Board and senior Executives for SGRP, and the content and application of the 'Ethics Code, corporate documents and governance policies and practices.

The Audit Committee, its Special Committee, the Compensation Committee and the Governance Committee each consist solely of independent outside directors. Mr. R. Eric McCarthey is Chairman of the Audit Committee, Mr. Jack W. Partridge is Chairman of the Compensation Committee, and Mr. Arthur B. Drogue is Chairman of the Governance Committee as well as the Special Subcommittee of the Audit Committee.

Board Meetings

The Board meets regularly to receive and discuss operating and financial reports presented by management of SGRP and its advisors. During the year ended December 31, 2018, the Board held four regular meetings in person and eight special meetings by telephone. Each incumbent Director is required to attend 75% of the board meetings. In 2018, all incumbent members attended at least 75% of the meetings.

Board Size

The current Board size has been fixed at seven directors and can only be changed by the action of the stockholders pursuant to the Restated By-Laws (see below).

Board Committees

From time to time the Board may establish permanent standing committees and temporary special committees to assist the Board in carrying out its responsibilities. Under the Restated By-Laws (see below), a "super majority" vote of at least 75% of all SGRP directors is now required for any new committee, change in any committee, or appointment to or removal from any committee (meaning any such Board action brought before a Board consisting of seven directors can be blocked by any two directors). Currently, SGRP has three permanent standing committees; the Audit Committee, the Compensation Committee and the Governance Committee and one temporary Special Subcommittee of the Audit Committee as noted below. An audit committee is required by the Nasdaq Stock Market, Inc. ("Nasdaq"), the SEC, and applicable law. While SGRP is not similarly required to have either a compensation committee or governance committee, certain responsibilities assigned to these committees in their respective charters are required to be fulfilled by independent directors by Nasdaq Rules or SEC Rules. Each of the charters for those Committees requires that all of its members be independent directors.

The standing committees of the Board are the Audit Committee of the Board (the "Audit Committee"), the Compensation Committee of the Board (the "Compensation Committee"), the Governance Committee of the Board (the "Governance Committee"), and the special subcommittee of the Audit Committee (the "Special Subcommittee"), as provided in the Corporation's Restated By-Laws and their respective charters (See Limitation of Liability and Indemnification Matters below).

The Compensation Committee has four independent directors, and each other Committee has three independent directors. '.

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibilities respecting the accounting, auditing and financial reporting and disclosure principles, policies, practices and controls of the Company, the integrity of the Company's consolidated financial statements, the audits of the financial statements of the Company and the Company's compliance with legal and regulatory requirements and disclosure. The specific functions and responsibilities of the Audit Committee are set forth in the written Amended and Restated Charter of the Audit Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the "Audit Charter"), approved and recommended by the Audit Committee and Governance Committee and adopted by the Board on May 18, 2004. The Audit Committee also is given specific functions and responsibilities by and is subject to Nasdaq Rules, SEC Rules, the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), and other applicable law, which are reflected in the Audit Charter. You can obtain and review a current copy of the Audit Charter on the Company's web site (www.sparinc.com), which is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab. The Audit Charter was amended and restated to reflect the evolution of the Audit Committee's expanding responsibilities, the adoption of Sarbanes-Oxley, and changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to all audit committees. The Audit Committee reviews and reassesses the Audit Charter annually and recommends any needed changes to the Board for approval. The Audit Committee's most recent review was in November of 2018, when it determined no changes were then needed in the Audit Charter.

The Audit Committee (among other things and as more fully provided in the Audit Charter):

(a)	Serves as an independent and objective party to monitor the Company's financial reporting process and internal accounting and disclosure control system and their adequacy and effectiveness;

(b)

Is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (hereinafter referred to as the "Company's Independent Accountants");

(c)	Resolves disagreements between the Company's senior management and the Company's Independent Accountants regarding financial reporting;

(d)	Communicates directly with the Company's Independent Accountants;

(e)	Reviews and appraises the audit efforts of the Company's Independent Accountants, including the plans for and scope of the audit, the audit procedures to be utilized and results of the audit;

(f)	Provides an open avenue of communication among the Company's Independent Accountants, the Company's financial and senior management and the Board;

(g)

Reviews and approves, in advance, all non-audit services to be performed by the Company's Independent Accountants, either individually or through policies and procedures for particular types of services to be performed within specified periods;

(h)	Reviews the performance, qualifications and independence of the Company's Independent Accountants;

(i)	Reviews the financial reports and other financial information provided by SGRP to any governmental body or the public;

(j)	Encourages continuous improvement of, and fosters adherence to, the Company's accounting controls, disclosure controls, risk management and similar policies, procedures and practices at all levels;

(k)	Reviews and approves the overall fairness of all material related-party transactions; and

(e)

May retain independent counsel, accountants or others to assist it in the conduct of an investigation or such other action as the Audit Committee may otherwise determine as necessary to carry out its duties under its Charter and applicable law, the fees and expenses of all of which will be paid by the Corporation.

The Audit Committee currently consists of Messrs. McCarthey (its Chairman), Partridge, and Drogue, each of whom has been determined by the Governance Committee and the Board to meet the independence requirements for Audit Committee members under Nasdaq Rules and SEC Rules. In connection with his re-nomination as a Director, the Governance Committee and the Board re-determined that Mr. McCarthey was qualified to be the "Audit Committee financial expert" as required by Nasdaq Rules, SEC Rules and other applicable law.

During the year ended December 31, 2018, the Audit Committee met four times in regular meetings in person and twelve times in special meetings by telephone. All incumbent members attended at least 75% of the meetings.

See the Report of the Audit Committee of the Board of Directors below.

Compensation Committee

The Compensation Committee assists the Board in fulfilling its oversight responsibilities respecting the performance and compensation of the executives and the other compensation, equity incentive and related policies of the Company, through which the Company endeavors to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment while facilitating the business strategies and long-range plans of the Company. The specific functions and responsibilities of the Compensation Committee are set forth in the written Charter of the Compensation Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the "Compensation Charter"), approved and recommended by the Compensation Committee and Governance Committee and adopted by the Board on May 18, 2004. The Compensation Committee also is given specific functions and responsibilities by and is subject to Nasdaq Rules, SEC Rules, Sarbanes-Oxley and other applicable law. You can obtain and review a current copy of the Compensation Charter on the Company's web site (www.sparinc.com), which is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab. The Compensation Charter was adopted to reflect the evolution of the Compensation Committee's informal responsibilities, the adoption of Sarbanes-Oxley, and changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to compensation committees. The Compensation Committee reviews and reassesses the Compensation Charter annually and recommends any needed changes to the Board for approval. The Compensation Committee's most recent review was in November of 2018, when it determined no changes were then needed in the Compensation Charter.

The Compensation Committee (among other things and as more fully provided in the Compensation Charter):

(a)

Oversees the existing and proposed compensation plans, policies and practices of the Company, and reviews and recommends to the Board any necessary or desirable changes or additions to any such plan, policy or practice, all in order to (i) attract and retain quality directors, executives and employees, (ii) provide total compensation competitive with similar companies, (iii) reward and reinforce the attainment of the Company's performance objectives, and (iv) align the interests of SGRP's directors and the Company's executives and employees with those of SGRP's stockholders (the "Company's Compensation Objectives");

(b)	Reviews the Company's existing and proposed Compensation Objectives from time to time and recommends to the Board any necessary or desirable changes or additions to such objectives;

(c)	Reviews the performance of and establishes the compensation for the Company's senior executives;

(d)

Oversees the Company's stock option, stock purchase and other benefit plans and severance policies, and reviews and recommends to the Board any necessary or desirable changes or additions to any such plan, policy or practice; and

(e)

May retain independent counsel, accountants or others to assist it in the conduct of an investigation or such other action as the Compensation Committee may otherwise determine as necessary to carry out its duties under its Charter and applicable law, the fees and expenses of all of which will be paid by the Corporation.

The Compensation Committee currently consists of Messrs. Partridge (its Chairman), Drogue, McCarthey, and Mayer all of whom are non-employees of the Company and have been determined by the Governance Committee and the Board to be independent directors in accordance with Nasdaq Rules and SEC Rules. However, Mr. Mayer (A) will be an independent director for all purposes other than any Related Party Matter, (B) will be a non-independent director respecting any Related Party Matter, and (C) may participate in discussions but will be excluded and shall recuse himself from any and all decisions of the Board and applicable Board Committees respecting any Related Party Matter. "Related Party Matter" shall mean any payment to or for, or any transaction or litigation with, Robert G. Brown, William H. Bartels, any of their respective family members, or any company or other business or entity directly or indirectly owned or controlled by any one or more of Mr. Brown, Mr. Bartels or their respective family members.

During the year ended December 31, 2018, the Compensation Committee met four times in regular meetings in person and two times in special meetings by telephone. All incumbent members attended at least 75% of the meetings.

Governance Committee

The Governance Committee assists the Board in fulfilling its oversight responsibilities respecting the nomination of directors and committee members for the Board and the corporate documents and governance policies and practices of the Corporation. The specific functions and responsibilities of the Governance Committee are set forth in the written Charter of the Governance Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the "Governance Charter"), approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. The Governance Committee also is given specific functions and responsibilities by and is subject to the Nasdaq Rules, SEC Rules, Sarbanes-Oxley, and other applicable law, which are reflected in the Governance Charter. You can obtain and review a current copy of the Governance Charter on the Company's web site (www.sparinc.com), which is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab. The Governance Charter was adopted to reflect the evolution of the Governance Committee's informal responsibilities, the adoption of Sarbanes-Oxley, and changes in Nasdaq Rules, SEC Rules, securities laws, and other applicable law pertaining to governance committees. The Governance Committee reviews and reassesses the Governance Charter, Nomination Policy and Ethics Code (as such terms are defined below), as well as the By-Laws of the Corporation and the other Committee Charters, annually and recommends any needed changes to the Board for approval. The Governance Committee's most recent review was in November of 2018, when it determined no changes were then needed in the Governance Charter, Nomination Policy, Ethics Code, and the By-Laws of the Corporation and the other Committee Charters.

The Governance Committee (among other things and as more fully provided in the Governance Charter):

(a)

Oversees the identification, vetting and nomination of candidates for directors and senior Executives of SGRP and the selection of committee members, reviews their qualifications (including outside director independence) and recommends any proposed nominees to the Board;

(b)	Oversees SGRP's organizational documents and policies and practices on corporate governance and recommends any proposed changes to the Board for approval;

(c)

Oversees the 'Ethics Code and other internal policies and guidelines and monitors the Corporation's enforcement of them and incorporation of them into the Corporation's culture and business practices; and

(e)

May retain independent counsel, accountants or others to assist it in the conduct of an investigation or such other action as the Governance Committee may otherwise determine as necessary to carry out its duties under its Charter and applicable law, the fees and expenses of all of which will be paid by the Corporation.

The Governance Committee currently consists of Messrs. Drogue (its Chairman), Partridge and McCarthey, all of whom are non-employees of the Company and have been determined by the Governance Committee and the Board to be independent directors in accordance with Nasdaq Rules and SEC Rules.

During the year ended December 31, 2018, the Governance Committee met four times in regular meetings in person, and nine times in special meetings by telephone. All incumbent members attended at least 75% of the meetings.

Special Subcommittee

In addition, in order to (among other things) assist the Board and the Audit Committee in connection with an overall review of the Company's related party transactions and certain worker classification-related litigation matters, in April 2017 the Board formed a special subcommittee of the Audit Committee (the "Special Subcommittee") to (among other things) review the structure, documentation, fairness, conflicts, fidelity, appropriateness, and practices respecting each of the relationships and transactions discussed in the description of the Company's Transactions with Related Persons, Promoters and Certain Control Persons in this Proxy Statement and in Note 10 to the Company's Consolidated Financial Statements - Related Party Transactions , in the 2018 Annual Report (including those described in such description, below, and in such Note under Domestic Related Party Services ). The Special Subcommittee has commenced that review with the assistance of special auditors and counsel currently being retained by such Subcommittee. See also Item 1A - Risk Factors – Dependence Upon and Cost of Services Provided by Affiliates and Use of Independent Contractors, Potential Conflicts in Services Provided by Affiliates, and Risks Related to the Company's Significant Stockholders: Potential Voting Control and Conflicts, and Item 3 - Legal Proceedings, in the 2018 Annual Report.

The Special Subcommittee engaged Morrison Valuation & Forensic Services, LLC ("Morrison"), to perform a third-party financial evaluation of certain domestic related party relationships and transactions (principally with SAS and SBS of the Company, which included the review of certain financial records of the Company (but not those of its affiliates) and discussions with management of the Company. Their task included (among other things) the identification and mapping of and apparent purposes for and benefits from cash flows between the Company and its affiliates. Morrison identified a number of transactions between the parties, while not material, were inefficient, time consuming and of limited business value to the parties. They included expense reimbursement for indirect charges for supply purchases, corporate vendor service cost and use of corporate credit cards in the payment of vendor services. These inefficiencies have been and will continue to be addressed by the Company. The Special Subcommittee also engaged Holland & Knight to provide legal advice on related party issues, and Paul Hastings to provide legal advice on independent contractor classification issues, including the SBS Clothier Case (see Note 6 to the Company's Consolidated Financial Statements, Commitments and Contingencies - Legal Matters - SBS Clothier Litigation, in the 2018 Annual Report), and their advice is ongoing.

The Special Subcommittee currently consists of Messrs. Drogue (its Chairman), McCarthey, and Partridge, each of whom has been determined by the Governance Committee and the Board to meet the independence requirements for Audit Committee members under Nasdaq Rules and SEC Rules.

During the year ended December 31, 2018, the Special Subcommittee met six times in special meetings by telephone. All incumbent members attended at least 75% of the meetings.

The Company is currently unable to predict the remaining duration and final results of this review by the Special Subcommittee.

Director Nominations: Experience, Integrity, Diversity and other Criteria

The Governance Committee oversees the identification, vetting and nomination of candidates for directors and the selection of committee members, the review of their qualifications (including outside director independence), and recommends any proposed nominees to the Board in accordance with the Governance Charter and with the SPAR Group, Inc. Statement of Policy Regarding Director Qualifications and Nominations dated as of May 18, 2004 (the "Nomination Policy"), as approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. You can obtain and review a current copy of this policy on the Company's web site (www.sparinc.com), which is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

The Nomination Policy, applicable law and exchange rules require that a majority of the directors of the Board and all members of the Audit Committee (and its Special Subcommittee), Compensation Committee and Governance Committee satisfy the independence requirements applicable to Audit Committee members under the applicable Nasdaq Rules and SEC Rules. Each of the Audit Charter, Compensation Charter and Governance Charter also contain the same requirements that all of their respective members satisfy such independence requirements.

The Nomination Policy identifies numerous characteristics believed important by the Board for any nominee for director and provides that each nominee for director should possess as many of them as practicable. These desirable characteristics include (among other things) the highest professional and personal ethics and integrity, sufficient time and attention to devote to Board and Committee duties and responsibilities, strong relevant business and industry knowledge and contacts, and business and financial sophistication, common sense and wisdom, the contribution to the diversity of perspectives in the Board and its Committees, and the ability to make informed judgments on a wide range of issues, the ability and willingness to exercise and express independent judgments, and the apparent ability and willingness to meet or exceed the Board's performance expectations. The Nomination Policy specifically recognizes the desirability of ethnic, racial, gender and geographic diversity for the Board but does not specify any metrics for evaluating potential candidates in that regard. However, the Governance Committee takes all relevant factors (including such diversity) into account when identifying and evaluating candidates for Board membership.

Performance expectations for each director have also been established by the Board in the Nomination Policy, including (among other things) the director's regular preparation for, attendance at and participation in all meetings (including appropriate questioning), support and advice to management in his areas of expertise, maintenance of focus on the Board's agenda, understanding the business, finances, plans and strategies of Company, professional and collegial interaction, acting in the best interests of the Company and the stockholders, and compliance with the Company's Ethics Code.

Candidates for vacant positions on the Board may be suggested to the Governance Committee from time to time by its members or by officers or other directors of the Corporation. The Governance Committee generally will consider recommending the re-nomination of incumbent directors in accordance with the Nomination Policy, provided that they continue to satisfy the applicable personal characteristic criteria and performance expectations. The Nomination Policy reflects the Board's belief that qualified incumbent directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of SGRP, and that the value of these benefits may outweigh many other factors. However, the Governance Committee is not required to recommend to the Board the nomination of any eligible incumbent director for re-election. (See Stockholder Communications - Submission of Stockholder Proposals and Director Nominations, below).

In considering the potential director nominee slate (including incumbent directors) to recommend to the Board, the Nomination Policy directs the Governance Committee to take into account: (i) the benefits of incumbency, as noted above; (ii) any perceived needs of Board, any Committee or the Company at the time for business contacts, skills or experience or other particular desirable personal characteristics; (iii) the collegiality of Board members; (iv) the need for independent directors or financial experts under that Policy or applicable law for the Board or its Committees; (v) any other requirements of applicable law or exchange rules; and (vi) the desirability of ethnic, racial, gender and geographic diversity. The Governance Committee will consider proposed nominees from any source, including those properly submitted by stockholders (See Stockholder Communications - Submission of Stockholder Proposals and Director Nominations, below).

Each potential nominee for director is required to complete and submit an officers' and directors' questionnaire as part of the process for making director nominations and preparation of SGRP's 2018 Annual Report and this Proxy Statement. With new nominees, the process also includes interviews and background checks.

The seven nominees for director were reviewed, approved and recommended by the Governance Committee and nominated by the Board. All seven nominees are incumbents, although this is the first year that Mr. Mayer and Mr. Brown are nominees at an annual stockholder's meeting. Based on their respective officers' and directors' questionnaires, as required by the Nominations Policy and the committee charters, the Governance Committee and Board each determined that, under Nasdaq Rules and SEC Rules:(i): Mr. Jack W. Partridge, Mr. Arthur B. Drogue, and Mr. R. Eric McCarthey are independent directors; , (ii) Mr. R. Eric McCarthey is an "audit committee financial expert" under SEC Rules, as required by such rules and the Audit Charter; and (iii) Mr. Mayer (A) will be an independent director for all purposes other than any Related Party Matter, (B) will be a non-independent director respecting any Related Party Matter, and (C) may participate in discussions but will be excluded and shall recuse himself from any and all decisions of the Board and applicable Board Committees respecting any Related Party Matter. "Related Party Matter" shall mean any payment to or for, or any transaction or litigation with, Robert G. Brown, William H. Bartels, any of their respective family members, or any company or other business or entity directly or indirectly owned or controlled by any one or more of Mr. Brown, Mr. Bartels or their respective family members.

2019 Restated By-Laws

On January 18, 2019, the Corporation settled the By-Laws Action (the "Settlement") between SGRP, Robert G. Brown, a substantial stockholder of SGRP and former Executive Chairman and director of the Corporation, and William H. Bartels, a substantial stockholder of the Corporation and current Vice Chairman and director and officer of the Corporation (together with Robert G. Brown, the "Majority Stockholders"). See the 2018 Annual Report, Item 3, -- Legal Proceedings -- Delaware Litigation Settlement). Please also see Note 9 to the Company's Consolidated Financial Statements – Commitments and Contingencies -- Legal Matters - Stockholder By-Laws Litigation, in the Corporation's Quarterly Report on Form 10-Q as filed with the SEC on November 19, 2018, and the Corporation's Current Report on Form 8-K as filed with the SEC on September 28, 2018.

In the By-Laws Action, the Corporation had sought to invalidate the proposed amendments to SGRP's By-Laws put forth in a written consent by the Majority Stockholders (the "Proposed Amendments") because the Board's Governance Committee believed that the Proposed Amendments would have negatively impacted all stockholders (particularly minority stockholders) by (among other things) weakening the independence of the Board through new supermajority requirements, eliminating the Board's independent majority requirement, and subjecting various functions of the Board respecting vacancies on the Board to the prior approval of the holders of a majority of the Common Stock (i.e., the Majority Stockholders), and thus also potentially reducing the representation of SGRP's minority stockholders. Please see the 2018 Annual Report, Item 3, -- Legal Proceedings -- Delaware Litigation Settlement).

As part of the Settlement, on January 18, 2019, the Governance Committee and Board accepted certain of the Proposed Amendments of the Majority Stockholders with negotiated changes and clarifications, and adopted the Amended and Restated By-Laws of SPAR Group, Inc. (the "Restated By-Laws"). A current copy of the Restated By-Laws is posted and available to stockholders and the public on the Corporation's web site (www.sparinc.com).

In Restated By-Laws the negotiated changes to the Proposed Amendments preserved the current roles of the Governance Committee and Board in the location, evaluation, and selection of candidates for director and in the nominations of those candidates for the annual stockholders meeting and appointment of those candidates to fill Board vacancies (other than those under a written consent by the Majority Stockholders making a removal and appointment, which is unchanged).

The Restated By-Laws now also include the following:

●	Any vacancy that results from the death, retirement or resignation of a director that remains unfilled by the directors for more than 90 days may be filled by the stockholders.
●	Certain stockholder proposals may now be made up to the 90th day prior to the first anniversary of the preceding year's Annual Meeting.
●	The Board size has been fixed at seven and can only be changed by the stockholders (as provided in such proposed amendments).
●	The section requiring majority Board independence has been removed (as provided in such proposed amendments).
●

The By-Laws now require that each candidate for director sign a written irrevocable letter of resignation and retirement effective upon such person failing to be re-elected by the required majority stockholder vote.

●

A "super majority" vote of at least 75% of all directors is now required for (and on a Board consisting of seven directors, any two directors can block) any of the following (as provided in such proposed amendments):

o	Issuance of more than 500,000 shares of stock (other than under the Corporation's stock compensation plans);
o	Issuance of any preferred stock;
o	Declaration of any non-cash dividend on the shares of capital stock of the Corporation;
o	By-Laws modification;
o	Formation or expansion of the authority of any Committee or subcommittee; or
o	Appointment or removal of any Committee director.

Limitation of Liability and Indemnification Matters

The Corporation's Certificate of Incorporation, as amended, eliminates the liability of all directors to the Corporation and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the maximum extent such liability can be eliminated or limited under the Delaware General Corporation Law, as amended (the "DGCL"), which applies to the Corporation as a Delaware corporation. The DGCL permits a certificate of incorporation to include a provision eliminating such personal liability of its directors, and such elimination is effective under the DGCL, except that such liability currently may not be eliminated or limited under the DGCL (i) for any breach of their duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Restated By-Laws (unchanged in this regard by the latest restatement) provide that the Corporation must indemnify each of its current and former directors, executive officers and other designated persons (including those serving its affiliates in such capacities at the Corporation's request), and may in the Board's discretion indemnify the other current and former officers, employees and other agents of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding against them in such capacity to the fullest extent permitted by DGCL. The Restated By-Laws also provide that the Corporation must advance the expenses (including attorneys' fees) actually and reasonably incurred by any such person in defending any such action, suit or proceeding, subject to such person's agreement to the extent required by the DGCL under the circumstances to reimburse the Corporation if such person is not entitled to indemnification. The Restated By-Laws and these mandatory indemnification provisions were approved and recommended by the Governance Committee and adopted by the Board of Directors of the Corporation in order to conform to the current practices of most public companies and to attract and maintain quality candidates for its directors and management, and are included in the Restated By-Law (see above). A current copy of the Restated By-Laws is posted and available to stockholders and the public on the Corporation's web site (www.sparinc.com).

Section 145 of the DGCL provides that the Corporation (as a Delaware corporation) has the power to indemnify under various circumstances anyone who is or was serving as a director, officer, employee or agent of the Corporation or (at its request) another corporation, partnership, joint venture, trust or other enterprise, which includes indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), but only if (i) such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, (ii) in the case of any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful, and (iii) in the case of any suit by or in the right of the Corporation in which the person is adjudged to be liable to the Corporation, the applicable court determines such person is nevertheless fairly and reasonably entitled to such indemnification under the circumstances. Section 145 of the DGCL also permits the Corporation to pay or advance the expenses (including attorneys' fees) actually and reasonably incurred by any such person in defending any such action, suit or proceeding, and requires that the Corporation indemnify such person for such unpaid expenses upon a successful defense of such action, suit or proceeding.

The Company maintains director and officer liability insurance that (subject to deductibles, maximums and exceptions) covers most liabilities arising out of the acts or omissions of any officer, director, employee or other covered person, both for the benefit of the Company and the direct benefit of its directors and officers, regardless of whether the Restated By-Laws or DGCL Section 145 would permit indemnification of the matters covered by such insurance. The Restated By-Laws (and DGCL Section 145 expressly permit the Corporation to secure such insurance and expressly provide that their respective indemnification provisions are not exclusive of any other rights to which the indemnified party may be entitled, including such insurance.

At present, except for demands for Advancement of legal fees related to the Delaware action by Messrs. Brown and Bartels, there is no pending action, suit or proceeding involving any director, officer, employee or agent of the Company in such capacity in which indemnification will be required or permitted. See Advancement Claims in Item 3 -- Legal Proceedings, in SGRP's 2018 Annual Report.

The Company is not aware of any pending or threatened action, suit or proceeding that may result in a claim for such indemnification. However, please see the 2018 Annual Report, Item IA Risk Factors -- Potential Conflicts with Affiliates and Risks Related to the Company's Significant Stockholders and Potential Voting Control and Conflicts, and Item 3, -- Legal Proceedings -- RELATED PARTIES AND RELATED PARTY LITIGATION (including Delaware Litigation Settlement, Advancement Claims, and Infotech Litigation Against SGRP).

Ethics Codes

SGRP has adopted codes of ethical conduct applicable to all of its directors, officers and employees, as approved and recommended by the Governance Committee and Audit Committee and adopted by the Board, in accordance with Nasdaq Rules and SEC Rules. These codes of conduct (collectively, the "Ethics Code") consist of: (1) the SPAR Group Code of Ethical Conduct for its Directors, Executives, Officers, Employees, Consultants and other Representatives Amended and Restated (as of) March 15, 2018 (the "Restated Ethical Code"); and (2) Statement of Policy Regarding Personal Securities Transactions in SGRP Stock and Non-Public Information, as amended and restated on May 1, 2004, and as further amended through March 10, 2011. Both Committees were involved because general authority over the Ethics Codes shifted from the Audit Committee to the Governance Committee with the adoption of the committee charters on May 18, 2004. However, the Audit Committee retained the express duty to review and approve the overall fairness of all material related-party transactions. You can obtain and review current copies of such code and policy on the Company's web site (www.sparinc.com), which are posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

EXECUTIVE COMPENSATION, DIRECTORS AND OTHER INFORMATION

Stock Based Compensation Plans

The Company believes that it is desirable to align the interests of its directors, executives, employees and consultants with those of its stockholders through their ownership of shares of Common Stock issued by SGRP ("SGRP Shares"). Although the Company does not require its directors, executives, employees or consultants to own SGRP Shares, the Company believes that it can help achieve this objective (i) by providing long term equity incentives through the issuance to its eligible directors, executives, employees or consultants of options to purchase SGRP Shares and other stock-based awards, which it believes it has done pursuant to the 2008 Plan and 2018 Plan (as defined below), and will continue to do pursuant to the 2018 Plan (as defined below) if 2019 Plan Amendment (as defined below) is approved by SGRP's stockholders, and (ii) by facilitating the purchase of SGRP Shares at a modest discount by all of its eligible executives, employees and consultants who elect to participate in its Employee or Consultant Stock Purchase Plans (as defined below). In particular, the Company believes that granting stock-based awards (including restricted stock and options to purchase SGRP Shares) to such directors, executives, employees and consultants encourages growth in their ownership of SGRP Shares, which in turn leads to the expansion of their stake in the long-term performance and success of the Company.

SGRP has granted stock option and restricted stock awards to the Company's eligible directors, officers and employees and consultants providing services to the Company to purchase SGRP Shares pursuant to SGRP's 2018 Stock Compensation Plan (the "Original 2018 Plan") and SGRP's 2008 Stock Compensation Plan (as amended, the "2008 Plan"). SGRP's stockholders approved and adopted the Original 2018 Plan in May 2018 and the 2008 Plan in May 2008, as the successor to various predecessor stock option plans (including the 2008 Plan, each a "Prior Plan") with respect to all new Awards granted, and an amendment to the 2008 Plan in May 2009, permitting the discretionary repricing of existing awards. SGRP also has granted stock options that continue to be outstanding under the Prior Plans. Each the Original 2018 Plan and each Prior Plan will continue to be active for the purposes of any remaining outstanding options and other Awards granted under it for so long as such options are outstanding.

At the 2019 Annual Meeting, the Corporation's stockholders will be asked to ratify and approve the 2019 Amendment to the 2018 Stock Compensation Plan of SPAR Group, Inc. (the "2019 Plan Amendment") in order to amend and extend the Original 2018 Plan (as so amended and extended, the "2018 Plan") to (i) extend the term of the Original 2018 Plan from the 2019 Plan Amendment Effective Date through May 31, 2020 (the "19-20 Period"), and (ii) provide for a total of 500,000 shares of SGRP's common stock available for future Awards during the 19-20 Period (the "19-20 Maximum") under the 2018 Plan (as amended and extended). The 2019 Plan Amendment would not otherwise change the Original 2018 Plan. Under the 2018 Original Plan as amended and extended ("2018 Plan"), the Corporation (through its Compensation Committee) may from time to time grant restricted SGRP Shares, stock options to purchase SGRP Shares (either incentive or nonqualified), and restricted stock units, stock appreciation rights and other awards based on SGRP Shares (collectively, "Awards") to SGRP Directors and the Company's specified executives, employees and consultants providing services to the Company.

The 2019 Plan Amendment and 2018 Plan (as amended and extended) and information regarding options, stock appreciation rights, restricted stock and restricted stock units granted thereunder are summarized below, but these descriptions are subject to and are qualified in their entirety by the full text of the 2019 Plan Amendment, which is attached as Annex A to and is hereby incorporated by reference into this Proxy Statement, and the full text of the 2018 Original Plan, which is hereby incorporated by reference into this Proxy Statement from SGRP's Current Report on Form 8-K, as filed with the SEC on May 8, 2018). Unless again amended and extended (as approved by SGRP's stockholders), the 2018 Plan (as amended and extended by the 2019 Plan Amendment) terminates on May 31, 2020, and thereafter no further Awards may be made under it. Awards granted prior to the end the final term of the 2018 Plan shall continue to be governed by the 2018 Plan (which 2018 Plan shall continue in full force and effect for that purpose).

No Awards will be granted under the 2018 Plan (as amended and extended by the 2019 Plan Amendment) unless and until the 2019 Plan Amendment is approved by the Corporation's stockholders.

As of April 22, 2019, there were Awards respecting 585,000 shares of SGRP's Common Stock that had been granted under the Original 2018 Plan (565,000 of which remained outstanding), and Awards respecting 3,044,927 shares of SGRP's Common Stock outstanding under the 2008 Plan. Awards respecting 15,000 shares of SGRP's Common Stock remained available for grant under the Original 2018 Plan prior to the 2019 Plan Amendment Effective Date. After the approval of the 2018 Plan Amendment, no further grants can be made respecting such 15,000 shares of SGRP's Common Stock.

The 2019 Plan Amendment (upon approval) will extend the initial term of the 2018 Plan through May 31, 2020, and no Award may be granted thereafter under the 2018 Plan, unless a further  extension or elimination of such initial term is approved by stockholders of the Corporation if and as required pursuant to the 2018 Plan and Applicable Law.  In any event, no Award may be granted under the 2018 Plan on or after the tenth (10th) anniversary of the Effective Date of the 2018 Original Plan  unless an extension is approved by stockholders of the Corporation if and as required pursuant to the 2018 Plan and Applicable Law.  Awards granted prior to the end of the final term of the 2018 Plan shall continue to be governed by the 2018 Plan (which 2018 Plan shall continue in full force and effect for that purpose).

The 2019 Plan Amendment (upon approval) will reset and limit the maximum number of shares of Common Stock that may be issued pursuant to Awards made under the 2018 Plan to the 19-20 Maximum during the 19-20 Period, subject to adjustment as provided in the 2018 Plan (see below). For clarity, although 15,000 shares remained available for Awards under the 2018 Original Plan as of April 22, 2019, none of those 15,000 shares are included in or will increase the 19-20 Maximum (i.e., no carryover from the 2008 Original Plan).

The 2018 Plan (as amended and extended by the 2019 Plan Amendment) limits the number of shares of Common Stock that may be issued pursuant to Awards made thereunder to the 19-20 Maximum, and further limits the number of shares of Common Stock that may be issued pursuant to new Awards made on a particular grant date during the 19-20 Period under the 2018 Plan (the "19-20 Plan Availability") to the remainder of (a) the 19-20 Maximum minus (b) the sum at such time of the number of shares of Common Stock covered by all outstanding Awards granted during the 19-20 Period under the 2018 Plan. The 19-20 Maximum and 19-20 Plan Availability are subject to certain adjustments that may be made by the Compensation Committee (see "Administration", below) upon the occurrence of certain changes in the Corporation's capitalization or structure.

As of the Record Date, there were Awards respecting 595,000 shares of SGRP's Common Stock outstanding under the Original 2018 Plan, and Awards respecting 3,044,927 shares of SGRP's Common Stock outstanding under the 2008 Plan. Awards respecting 15,000 shares of SGRP's Common Stock remained available for grant under the Original 2018 Plan prior to the 2019 Plan Amendment Effective Date. After the approval of the 2018 Plan Amendment, no further grants can be made respecting such 15,000 shares of SGRP's Common Stock.

The Board on April 22, 2019, authorized and approved the 2019 Plan Amendment to be submitted to the Corporation's stockholders for ratification and approval. If ratified and approved by the Corporation's stockholders, the 2018 Plan Amendment will become effective immediately (the "2019 Plan Amendment Effective Date"), and the 2018 Plan (as so amended) will govern all options issued thereafter. Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the 2018 Plan.

Stock options granted under the 2008 Plan or the 2018 Plan (if approved) have a maximum term of ten years, except in the case of incentive stock options granted to employee's who are greater than 10% stockholders (whose terms are limited to a maximum of five years), and SGRP has generally issued options having those maximum terms.

The 2018 Plan and the 2008 Plan (as amended in 2009) each gives SGRP's Compensation Committee authority to adjust the 2018 Plan Awards and availability upon the occurrence of certain changes in the Corporation's capitalization or structure, and the full authority and complete flexibility from time to time to designate and modify (in its discretion) one or more of the outstanding Awards (including their exercise and base prices and other components and terms) to (among other things) restore their intended values and incentives to their holders. However, the exercise price, base value or similar component (if equal to SGRP's full stock price at issuance) of any Award cannot be lowered to an amount that is less than the Fair Market Value (as defined in the 2008 Plan) on the date of the applicable modification, and no modification can adversely affect an awardee's rights or obligations under an award without the awardee's consent. No further consent of SGRP's stockholders is required for any repricing or other modification of any outstanding or other award under the 2008 Plan, including those previously issued under the Prior Plans. To date, Awards have only been repriced once (in 2009) pursuant to this authority. The 2018 Plan (if approved) will contain the same authority for any repricing or other modification of any outstanding or other award.

Restricted stock, stock options and other stock-based awards may be issued under the amended and extended 2018 Plan, and may have been issued under the 2008 Plan, from time to time by SGRP in its discretion to the Company's executives and other employees and generally are included in the annual incentive plans of SGRP's executives. Each year the Compensation Committee establishes (with recommendations from management) a budget for the maximum number of SGRP Shares that may be awarded in the applicable year (although Awards to new employees may not be covered by such budget in the Committee's discretion). The Company's management may present recommendations for such awards to the Compensation Committee at any of its regular quarterly meetings, although recently most recommendations have been made at the August meeting other than those for new employees. The Chairman of the Board or the Compensation Committee may make those recommendations respecting the Company's Chief Executive Officer, and the Chief Executive Officer makes those recommendations respecting the Company's other executive and senior officers, as well as for any new officer or employee, and each of those executive officers in turn are allocated potential award shares for their departments and make recommendations respecting those under their supervision (subject to review and approval by the Chief Executive Officer). In recommending to the Compensation Committee the actual number of restricted stock, stock options (and options shares covered) or other stock-based Award to be granted to each individual, the person making the recommendation makes an assessment of the individual's contribution to these or decrease in the participant's abilities, responsibilities and performance of his or her duties. The Compensation Committee will review and discuss managements' recommendations at its meeting and determines whether and to what extent to approve and grant the proposed restricted stock, stock options (and options shares covered) or other stock-based Awards to executives, employees and consultants of the Company and its consultants pursuant to the 2018 Plan (if approved by stockholders) and did so pursuant to the 2008 Plan.

The stock option Awards granted under the 2008 Plan were typically "nonqualified" (as a tax matter), had a ten (10) year maximum life (term) and vest during the first four years following issuance at the rate of 25% on each anniversary date of their issuance so long as the holder continues to be employed by the Company, and will likely be the same under the 2018 Plan (if approved), but "nonqualified" Awards have must generally have at least a three vesting period (other than for independent directors). Stock-based compensation cost is measured on the grant date, based on the fair value of the stock options Award calculated at that date, and is recognized as compensation expense on a straight-line basis over the requisite service period, which generally is the options' vesting period. Fair value is calculated using the Black-Scholes option pricing model.

The Restricted Stock Awards granted under the 2008 Plan vest during the first four years following issuance at the rate of 25% on each anniversary date of their issuance so long as the holder continues to be employed by the Company, and will likely be the same under the 2018 Plan (if approved), but "nonqualified" Awards have must generally have at least a three vesting period (other than for independent directors). Restricted Stock is measured at fair value on the date of the grant, based on the number of shares granted and the quoted price of the Company's common stock. The shares of stock are issued and value is recognized as compensation ratably over the requisite period which generally is the Award's vesting period.

2008 Plan Summary

Following are the specific valuation assumptions used for options granted in 2018 for the 2008 Plan:

Expected volatility	43%
Expected dividend yields	0%
Expected term	5 years
Risk free interest rate	2.5%
Expected forfeiture rate	5%

2008 Plan Stock option Award activity for the years ended December 31, 2018 and 2017 is summarized below:

			Weighted-
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
	Covered	Exercise	Contractual	Value
Option Awards	Shares	Price	Term (Years)	(thousands)
Outstanding at January 1, 2017	3,111,052	$0.98	4.74	$678
Granted	943,000	1,05	–	–
Exercised/cancelled	110,187	0.87	–	–
Forfeited or expired	599,688	–	–	–
Outstanding at December 31, 2017	3,344,177	$0.96	5.17	$1,221
Granted	45,000	1.67	–	–
Exercised	306,750	0.40	–	–
Forfeited or expired	37,500	–	–	–
Outstanding at December 31, 2018	3,044,927	$1.01	4.55	$103
Exercisable at December 31, 2018	2,239,677	$1.00	3.15	$103

The weighted-average grant-date fair value of stock option Awards granted during the year ended December 31, 2018 was $0.76. The total intrinsic value of stock option Awards exercised during the year ended December 31, 2018 and 2017 was $274,000 and $16,000, respectively.

The Company recognized $155,000 and $187,000 in stock-based compensation expense relating to stock option Awards during the years ended December 31, 2018 and 2017, respectively. The recognized tax benefit on stock based compensation expense related to stock options during the years ended December 31, 2018 and 2017, was approximately $38,000 and $71,000, respectively.

As of December 31, 2018, total unrecognized stock-based compensation expense related to stock options was $309,000. This expense is expected to be recognized over a weighted average period of approximately 2.0 years, and will be adjusted for changes in estimated forfeitures.

2018 Plan Summary

Following are the specific valuation assumptions used for options granted in 2018 for the 2018 Plan:

Expected volatility	43%
Expected dividend yields	0%
Expected term	5 years
Risk free interest rate	2.8%
Expected forfeiture rate	5%

2018 Plan Stock option Award activity for the year ended December 31, 2018 is summarized below:

Weighted-
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
	Covered	Exercise	Contractual	Value
Option Awards	Shares	Price	Term (Years)	(thousands)
Granted	245,000	1.23	–	–
Exercised	–	–	–	–
Cancelled	–	–	–	–
Forfeited or expired	10,000	–	–	–
Outstanding at December 31, 2018	235,000	$1.23	9.35	$–
Exercisable at December 31, 2018	–	$–	–	$–

The weighted-average grant-date fair value of stock option Awards granted during the year ended December 31, 2018 was $0.57. The total intrinsic value of stock option Awards exercised during the year ended December 31, 2018 was $0.

The Company recognized $31,000 and $0 in stock-based compensation expense relating to stock option Awards during the years ended December 31, 2018 and 2017, respectively. The recognized tax benefit on stock based compensation expense related to stock options during the years ended December 31, 2018 and 2017, was approximately $8,000 and $0, respectively.

As of December 31, 2018, total unrecognized stock-based compensation expense related to stock options was $98,000. This expense is expected to be recognized over a weighted average period of approximately 3.0 years, and will be adjusted for changes in estimated forfeitures.

Restricted Stock- 2008 Plan

The restricted stock Awards previously issued under the 2008 Plan vested during the first four years following issuance at the rate of 25% on each anniversary date of their issuance so long as the holder continues to be employed by the Company. Restricted stock granted under the 2008 Plan is measured at fair value on the date of the grant, based on the number of shares granted and the quoted price of the Company's common stock. The shares of stock are issued and value is recognized as compensation expense ratably over the requisite service period which generally is the Award's vesting period. In 2018, the Company did not issue restricted stock Awards to its employees or Directors.

The following table summarizes the activity for restricted stock Awards during the years ended December 31, 2018 and 2017:

		Weighted-
		Average
		Grant Date
		Fair Value
	Shares	per Share
Unvested at January 1, 2017	132,000	$1.32
Granted	–	–
Vested	(22,800)	1.53
Forfeited	(40,800)	1.08
Unvested at December 31, 2017	68,400	1.38
Granted	–	–
Vested	(18,900)	1.48
Forfeited	(48,500)	1.35
Unvested at December 31, 2018	1,000	$1.36

During the years ended December 31, 2018 and 2017, the Company recognized approximately $15,000 and $38,000, respectively, of stock-based compensation expense related to restricted stock. The recognized tax benefit on stock based compensation expense related to restricted stock during the years ended December 31, 2018 and 2017 was approximately $4,000 and $14,000, respectively.

During the years ended December 31, 2018 and 2017, the total fair value of restricted stock vested was $23,000 and $24,000, respectively.

As of December 31, 2018, total unrecognized stock-based compensation expense related to unvested restricted stock Awards was $1,000, which is expected to be expensed over a weighted-average period of 1 year.

Restricted Stock- 2018 Plan

The restricted stock Awards previously issued under the 2018 Plan (like those under the 2008 Plan) vested during the first four years following issuance at the rate of 25% on each anniversary date of their issuance so long as the holder continues to be employed by the Company. Restricted stock granted under the 2018 Plan (like those under the 2008 Plan) is measured at fair value on the date of the grant, based on the number of shares granted and the quoted price of the Company's common stock. The shares of stock are issued and value is recognized as compensation expense ratably over the requisite service period which generally is the Award's vesting period. In 2018, the Company issued 20,000 restricted stock Awards to its Directors.

The following table summarizes the activity for restricted stock Awards during the year ended December 31, 2018:

		Weighted-
		Average
		Grant Date
		Fair Value
	Shares	per Share
Granted	20,000	1.23
Vested	(10,000)	1.23
Forfeited	–	–
Unvested at December 31, 2018	10,000	$1.23

During the years ended December 31, 2018 and 2017, the Company recognized approximately $20,000 and $0, respectively, of stock-based compensation expense related to restricted stock. The recognized tax benefit on stock based compensation expense related to restricted stock during the years ended December 31, 2018 and 2017 was approximately $5,000 and $0, respectively.

During the years ended December 31, 2018 and 2017, the total fair value of restricted stock vested was $12,000 and $0, respectively.

As of December 31, 2018, total unrecognized stock-based compensation expense related to unvested restricted stock Awards was $4,000, which is expected to be expensed over a weighted-average period of 1 year.

Stock Purchase Plans

In 2001, SGRP adopted its 2001 Employee Stock Purchase Plan (the "ESP Plan"), which replaced its earlier existing plan, and its 2001 Consultant Stock Purchase Plan (the "CSP Plan"). These plans were each effective as of June 1, 2001. The ESP Plan allows employees of the Company, and the CSP Plan allows employees of the affiliates of the Company to purchase SGRP's Common Stock from SGRP without having to pay any brokerage commissions. On August 8, 2002, SGRP's Board approved a 15% discount for employee purchases of Common Stock under the ESP Plan and recommended that its affiliates pay 15% of the value of the stock purchased as a cash bonus for affiliate consultant purchases of Common Stock under the CSP Plan.

Potential Severance Payments upon a Change-In-Control and Termination

In order to retain and motivate certain highly qualified executives in the event of a "Change-in-Control", the Corporation entered into a separate Amended and Restated Change in Control Severance Agreement (each a "CICSA") in substantially the same form (each a "CICSA") in 2018 an Amended and Restated Change in Control Severance Agreement dated as of September 5, 2017, with each of Christiaan M. Olivier, SGRP's Chief Executive Officer, President and a Director, James R. Segreto, SGRP's Chief Financial Officer, Secretary and Treasurer, Kori G. Belzer, SGRP's Chief Operating Officer, Gerard Marrone, SGRP's Chief Revenue Officer, Steven J. Adolph, President International, and Lawrence David Swift, SGRP's General Counsel, all of which are still in effect, and which each were amended as of November 8, 2018. William H. Bartels, SGRP's Vice Chairman and a Director, also has an Amended and Restated Change in Control Severance Agreement dated as of December 22, 2008, which also is still in effect. The Corporation also has a separate Executive Officer Severance Agreement (each an "EOSA") with Mr. Olivier dated as of September 5, 2017, and with Mr. Adolph dated as of June 17, 2016.

Each CICSA provides that the applicable executive will receive a lump sum severance payment if both (1) a "Change in Control" occurs (which includes certain changes in ownership as well as the hiring of a new Chairman or Chief Executive Officer who was not an executive on the date of the CICSA), and (2) within the "Protected Period" the executive either resigns for "Good Reason" (such as an adverse change in duties or compensation) or is terminated other than in a "Termination For Cause" (as such terms are defined in the applicable CICSA). The Protected Period is equal to the greater of 36 months from the date of the CICSA or 24 months from the then most recent Change in Control (which could begin after the end of such 36 month period). The CICSA severance payment is equal to the sum of (i) the employee's monthly salary times the number of remaining months in the Protected Period following such resignation or termination, plus (ii) the maximum bonus if any that would have been paid to such employee for any bonus plan then in effect (not to exceed 25% of the employee's annual salary).

No EOSA requires a "Change in Control" but does require a resignation for "Good Reason" (such as an adverse change in duties or compensation) or termination other than in a "Termination For Cause" within the applicable "Protected Period for severance to be applicable, as such terms are defined in the applicable EOSA. Severance payments under an EOSA are generally equal to 6 months of his salary (but without duplication of any payment due under the applicable CICSA).

Certain Tax Issues - Internal Revenue Code Section 162(m)

Under Section 162(m) of the Internal Revenue Code (the "Code"), the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to consider the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company when making compensation decisions, but the Compensation Committee may approve payment of compensation that is nondeductible if it believes it to be in the best interests of SGRP and its stockholders.

EXECUTIVE COMPENSATION, EQUITY AWARDS AND OPTIONS

Executive and Officer Compensation

The following table sets forth all compensation for services rendered to the Company in all capacities for the years ended December 31, 2018 and 2017, except for amounts paid to or by SAS, SBS and SIT (See - Transactions with Related Persons, Promoters and Certain Control Persons , above), by (i) the Corporation's current Chief Executive Officer, and former Chief Executive Officer, and (ii) each of the other persons named below, which include the two most highly compensated Executives or other Officers of the Company (each a "Named Executive or Officer", and collectively, the "Named Executives and Officers"). "Named Executive Officers" shall mean Christiaan M. Olivier, the Corporation's Chief Executive Officer, James R. Segreto, the Corporation's Chief Financial Officer, Kori G. Belzer, the Corporation's Chief Operating Officer, Gerard Marrone, the Corporation's Chief Revenue Officer, and Steven J. Adolph, the Corporation's President International and the term does not include any of the other persons listed below in the Summary Compensation Table. The Company does not have any Non-Equity Incentive Compensation Plans other than as part of its individual Incentive Bonus Plans, any pension plans or any non-qualified deferred compensation plans, and accordingly those columns have been omitted.

Summary Compensation Table

Name and Principal Positions	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)(1)	All Other Compensation ($) (2)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)

Christiaan M. Olivier (4)	2018	300,000		12,261	63,566	4,800		380,627
Chief Executive Officer, President and Director	2017	87,500	–	–	–	6,516		94,016

R. Scott Popaditch (5)
Chief Executive Officer, President and Director	2017	216,667	–	–	–	28,943		245,610

Robert G. Brown	2018	100,000				13,867	(3)	113,867
Retired May 2018 as Chairman (Non-Executive) and Director	2017	100,000	–	–	–	65,990	(3)	165,990

William H. Bartels	2018	150,000				4,800		154,800
Vice Chairman and Director	2017	150,000	–	–	–	17,115		167,117

James R. Segreto	2018	200,000	22,000	3,163	4,755	4,800		234,817
Chief Financial Officer, Treasurer and Secretary	2017	196,250	25,000	1,458	–	18,982		241,690

Kori G. Belzer	2018	215,000	30,100	3,163	4,672	4,800		257,735
Chief Operating Officer	2017	215,000	25,000	1,458	–	6,380		247,838

Steven J. Adolph	2018	200,000			4,755	–		204,755
President International	2017	200,000	20,000	–	–	2,520		222,520

Gerard Marrone	2018	200,000	–		14,424			214,424
Chief Revenue Officer	2017	145,833	–	–	–	22,917		168,750

(1)

These are not amounts actually paid to or received by the Named Executive or Officer. These are "compensation expenses" for restricted stock or stock option awards recognized by the Corporation under generally accepted accounting principles computed in accordance with ASC-718-10.

(2)

"Other Compensation" represents amounts paid for car allowances, 401(k) matching contributions, and medical, life and long term disability insurance premiums. Additional elements of "Other Compensation", if any, are noted separately below.

(3)

Effective January 1, 2014, the Compensation Committee approved retirement payments to Mr. Brown of $100,000 per year through 2018 plus the annual cash compensation paid as a non-employee director in "All Other Compensation".

(4)	Christiaan M. Olivier was hired August 23, 2017.
(5)	R. Scott Popaditch resigned from the Corporation on May 15, 2017.

All Other Compensation

The Corporation also provides a 401(k) plan, healthcare plan and certain other benefits to all of the Company's employees (including its executives). The Company does not provide any perquisites or other benefits to its Named Executives and Officers other than as described above. The only retirement plan the Company maintains in the United States is its 401(k) Profit Sharing Plan, which is available to all of its eligible employees (See Pension Benefits, below).

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth unexercised options, unvested stock options, restricted stock awards and certain related information for each Named Officer outstanding as of December 31, 2018.

		Stock Option Awards					Restricted Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable at 12/31/18 (#)	Number of Securities Underlying Unexercised Options Not Exercisable at 12/31/18 (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of shares of stock that have not vested at 12/31/18 (#)	Market value of shares of stock that have not vested at 12/31/18 ($)
Christiaan Olivier	09/05/17	125,000	375,000	(3)	$1.08	09/05/27	–	–
	05/03/18	–	50,000	(4)	$1.23	05/03/28	10,000	12,261

James Segreto	08/06/09	120,500	–		$0.40	08/06/19
	08/05/10	30,000	–		$1.00	08/05/20
	08/04/11	30,000	–		$1.23	08/04/21
	08/01/12	30,000	–		$1.09	08/01/22
	08/06/13	35,000	–		$2.14	08/06/23
	08/07/14	–	–
	08/13/15	–	–
	08/11/16	12,500	12,500	(2)	$0.92	08/11/26
	08/09/17	6,250	18,750	(3)	$1.05	08/09/27
	05/03/18	–	20,000	(4)	$1.23	05/03/28

Kori Belzer	08/06/09	107,830	–		$0.40	08/06/19
	08/05/10	35,000	–		$1.00	08/05/20
	08/04/11	35,000	–		$1.23	08/04/21
	08/01/12	35,000	–		$1.09	08/01/22
	08/06/13	35,000	–		$2.14	08/06/23
	08/07/14	–	–
	08/13/15	–	–
	08/11/16	12,500	12,500	(2)	$0.92	08/11/26
	05/07/17	6,250	18,750	(3)	$0.90	05/17/27
	05/03/18	–	20,000	(4)	$1.23	05/03/28

Gerard Marrone	01/09/17	25,000	75,000	(3)	$1.00	01/09/27
	05/03/18	–	20,000	(4)	$1.23	05/03/28

Steven Adolph	06/20/16	50,000	50,000	(2)	$0.99	06/20/26
	08/09/17	6,250	18,750	(3)	$1.05	08/09/27
	05/03/18	–	20,000	(4)	$1.23	05/03/28

(1)	Amounts, as otherwise noted, vest in 2019.
(2)	Amounts vest one half in 2019 and 2020
(3)	Amounts vest one third in each 2019, 2020, and 2021
(4)	Amounts vest one fourth in each 2019, 2020, 2021, and 2022

Pension Benefits

The Company does not currently have a pension or retirement plan available to its executives or other employees other than its 401(k) Profit Sharing Plan, which is a tax-qualified defined contribution plan. The plan has both pre-tax and Roth features, has numerous investment options, generally permits eligible executives and other employees to participate after their first 30 days of employment, is subject to the contribution limits imposed by applicable law, and generally permits withdrawals from time to time in accordance with the plan and applicable law. Although it is not required to match any contribution, the Company has from time to time made a voluntary fractional match of all contributions. In 2018, the Company did not contributed any funds to the plan. In 2017, the Company contributed a total of $50,000 to that plan, which was shared by its 197 participants in proportion to their respective contributions. The Company believes that such plan is an important part of its compensation structure, although the Company currently has no unfunded liabilities or other material obligations under such plan.

Non-Qualified Deferred Compensation

The Company does not currently have any non-qualified deferred compensation plans available to its executives or other employees, and accordingly this table has been omitted.

Compensation of Directors

The following table sets forth all compensation costs of the Corporation for services rendered to it by its directors (other than any Named Officer), and certain other amounts that may have been received by or allocated to them, for the year ended December 31, 2018. The Corporation has not given restricted stock awards to its directors and does not have pension plans or non-qualified deferred compensation plans for its directors, so those columns have been omitted.

Name	Year	Fees Earned or Paid in Cash ($)	Restricted Stock Awards (expense) ($) (1)	All Other Compensa- tion ($)	Total ($)

Jack W. Partridge	2018	63,710	910	-	64,620
Lorrence T. Kellar	2018	61,155	910	-	62,065
Arthur B. Drogue	2018	85,248	910	-	86,158
R. Eric McCarthey	2018	65,875	1,000	-	66,875
Peter W. Brown	2018	36,263	-	-	36,263
Jeffery A. Mayer	2018	6,346	-	-	6,346

(1)

These are not amounts actually paid to or received by the named director. These are "compensation expenses" for restricted stock or stock option awards recognized by the Corporation under generally accepted accounting principles computed in accordance with ASC-718-10.

Discussion of Directors' Compensation

The Compensation Committee administers the compensation of directors pursuant to SGRP's Director Compensation Plan for its outside Directors, as approved and amended by the Committee from time to time (the "Directors Compensation Plan"), as well as the compensation for SGRP's executives. The Directors Compensation Plan was modified in the March 16, 2017, quarterly meeting of the Compensation Committee, effective April 1, 2017.

Under the Directors Compensation Plan in effect through March 31, 2017 (including 2016): each member of SGRP's Board who is not otherwise an employee, Executive or Officer of SGRP or any subsidiary or affiliate of SGRP (each an "Independent Director"), or who (although not an Independent Director) is not otherwise an employee or Executive of SGRP or any subsidiary of SGRP (each a "Non-Employee Director"), was entitled to receive director's fees of $50,000 per annum; and each applicable Independent Director was entitled to receive for chairing the applicable committee an additional $7,500 per annum fee in the case of the Audit Committee Chairman, an additional $5,000 per annum fee in the case of the Compensation Committee Chairman, and an additional $5,000 per annum fee in the case of the Governance Committee Chairman; in each case payable quarterly in cash.

Under the Directors Compensation Plan taking effect for all periods on and after April 1, 2017: each Independent Director and Non-Employee Director is entitled to receive director's fees of $55,000 per annum; each applicable Independent Director is entitled to receive for chairing the applicable committee an additional $10,000 per annum fee in the case of the Audit Committee Chairman and an additional $7,500 per annum fee in the case of the Compensation Committee Chairman and Governance Committee Chairman; and the Independent Director serving as Lead Director is entitled to receive an additional $10,000 per annum; in each case payable quarterly in cash. The Compensation Committee in May 2018 approved total compensation of $90,000 per year for the Corporation's Chairman following the retirement of Robert G. Brown as Chairman.

In addition to their cash compensation, in the past each Independent Director received options to purchase 10,000 SGRP Shares upon acceptance of the directorship, options to purchase 10,000 additional SGRP Shares after one year of service, and options to purchase 10,000 additional SGRP Shares for each additional year of service thereafter (typically granted by the Corporation at the regularly scheduled board meeting which coincided with the Annual Meeting). All such options have an exercise price equal to 100% of the fair market value of a SGRP Share at the date of grant and vest 100% on the first anniversary of the Award's grant date. When restricted stock awards are used, each Independent Director would receive 4,000 restricted SGRP Shares upon acceptance of the directorship, 4,000 additional SGRP Shares after one year of service, and 4,000 additional restricted SGRP Shares for each additional year of service thereafter (typically granted by the Corporation at the regularly scheduled board meeting which coincided with the Annual Meeting). All restricted SGRP Shares vest 25% on the first anniversary of the Award's grant date for a period of four years.

All of those options to Independent Directors have been granted under the 2018 Plan and Prior Plans, under which each member of the Board is eligible to participate. Independent Directors will be reimbursed for all reasonable expenses incurred during the course of their duties. There is no additional compensation for committee participation, phone meetings, or other Board activities.

COMPENSATION PLANS

Equity Compensation Plans

The following table contains a summary of the number of shares of Common Stock of SGRP to be issued upon the exercise of stock options outstanding at December 31, 2018, under the 2018 Plan and 2008 Plan and the Prior Plans, the weighted-average exercise price of those outstanding stock options, and the number of additional shares of Common Stock remaining available for future issuance of stock options and other stock based awards under the 2008 Plan as at December 31, 2018.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding stock options and stock rights (#)	Weighted average exercise price of outstanding stock options and stock rights ($)	Number of securities remaining available for future issuance of options, rights and other stock based awards (#)
Equity compensation plans approved by security holders:
2008 Plan	3,044,927	$1.01	-
2018 Plan	235,000	$1.23	335,000 (1)

(1)	As of April 22, 2019, only 15,000 shares remained available for future issuance.

Audit and Compensation Committee Interlocks and Insider Participation

No member of the Board's Audit Committee, Compensation Committee or Governance Committee was at any time during the year ended December 31, 2018, or at any other time an officer or employee of the Company. No executive officer of the Company or Board member serves as a member of the board of directors, audit, compensation or governance committee of any other entity that has one or more executive officers serving as a member of SGRP's Board, Audit Committee, Compensation Committee or Governance Committee, except for the positions of Messrs. Brown and Bartels as directors and officers of SGRP and as directors and officers of each of its affiliates, including SBS, SAS and SIT (See - Transactions with Related Persons, Promoters and Certain Control Persons , above).

 REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The following is the Audit Committee's report submitted to the Board.

Report

Management is responsible for the Company's internal controls and the financial reporting process (as more fully described below). BDO USA, LLP ("BDO"), the principal independent auditing firm for the Company, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management of the Company and BDO the audited consolidated financial statements of the Company as of December 31, 2018 and 2017 and, for the years then ended, (the "Consolidated Financial Statements"), as included in the Company's 2018 Annual Report on Form 10-K/A for that period as filed with the Securities and Exchange Commission on April 24, 2019 (the "2018 Annual Report").

In addition, the Audit Committee has also received from and discussed with BDO the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees) and Rule 2-07 of SEC Regulation S-X.

The Audit Committee received and reviewed the written disclosures and the letter from BDO required by the Public Company Accounting Oversight Board regarding communication with the Audit Committee concerning independence. The Audit Committee has discussed BDO's independence from the Company with BDO. The Audit Committee also discussed with management of the Company and the auditing firm such other matters and received such assurances from them, as the Audit Committee deemed appropriate.

Based on the foregoing review and discussions and a review of the report of BDO with respect to the Consolidated Financial Statements, and relying thereon, the Audit Committee has recommended to the Company's Board of Directors that the Consolidated Financial Statements be included in the Company's 2018 Annual Report.

AUDIT COMMITTEE (for the period that began on January 1, 2018, and ended December 31, 2018)
R. Eric McCarthey, its Chairman, Jack W. Partridge and Arthur B. Drogue

OTHER BUSINESS

SGRP is not aware of any other business to be presented at the 2019 Annual Meeting. All shares represented by SGRP proxies will be voted in favor of the proposals of SGRP described herein unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, SGRP proxy holders will vote thereon according to their best judgment.

STOCKHOLDER COMMUNICATIONS

Communications with SGRP and the Directors

Generally, a stockholder who has a question or concern regarding the business or affairs of SGRP should contact the Chief Financial Officer of SGRP. However, if a stockholder would like to address any such question directly to the Board, to a particular Committee, or to any individual director(s), the stockholder may do so by sending his or her question(s) in writing addressed to such group or person(s), c/o SPAR Group, Inc., 333 Westchester Avenue, South Building, Suite 204, White Plains, New York 10604, and marked "Stockholder Communication".

SGRP has a policy of generally responding in writing to each bona fide, non-frivolous, written communication from an individual stockholder. This policy is reflected in the SPAR Group, Inc. Statement of Policy Respecting Stockholder Communications with Directors dated as of May 18, 2004, approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. You can obtain and review a current copy of this policy on the Company's web site (www.sparinc.com), which is posted and available to stockholders and the public under the Investor Relations tab and Corporate Governance sub-tab.

In addition, questions may be asked of any director at SGRP's annual stockholders' meeting. SGRP schedules its annual stockholders' meeting on the same day as a regularly scheduled quarterly Board meeting, so all directors generally attend. All of SGRP's directors at the time attended its 2018 annual stockholders' meeting. The Corporation believes its directors should attend all possible meetings of the Board and its committees and stockholders, but has not specified any required minimum attendance.

Submission of Stockholder Proposals and Director Nominations

For any business, nominee or proposal to be properly brought before an Annual Meeting by a stockholder (acting in his or her capacity as stockholder), the Restated By-Laws require that such stockholder must give timely written notice thereof by physical delivery to the Secretary of SGRP. Any stockholder who wishes to present any business, nominee or proposal for action at the 2020 annual meeting of stockholders of SGRP must notify SGRP by no later than February 15, 2020. Such stockholder's notice shall be in the form and contain the substance required under the Restated By-Laws and the rules and regulations promulgated by the Securities and Exchange Commission. Accordingly, notices of stockholder proposals and nominations submitted after February 15, 2020, or that do not conform to the requirements of the Restated By-Laws or Rule 14a-18 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in SGRP's proxy statement and form of proxy) will be considered untimely or incomplete, respectively, and thus such matters will not be brought before the 2020 Annual Meeting of stockholders.

Stockholder proposals submitted under Rule 14a-18 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in SGRP's proxy statement and form of proxy) can be submitted by no later than the 90th day preceding the scheduled stockholder meeting. Since such a proposal does not have to be in the Proxy Statement, this provision was added to the Restated By-Laws pursuant to the Settlement (see 2019 Restated By-Laws, above) and principally benefits those who make such a proposal and have sufficient votes to approve it, such as the Majority Stockholders. However, the Corporation may choose to voluntarily include such a proposal in its Proxy Statement to provide actual notice to all of its stockholders.

The Restated By-Laws provide that a stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business, nominee or proposal desired to be brought before the Annual Meeting and the reasons for considering the same at the Annual Meeting, (ii) the name and address, as they appear on SGRP's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of SGRP's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of such stockholder (or any affiliate or family member of such stockholder), whether current or at any time within the past three years, in such business, nominee or proposal. In addition, if the notice is a nomination of a candidate for director, the stockholder's notice also must contain (A) the proposed nominee's name and qualifications, including five year employment history with employer names and a description of the employer's business, whether such individual can read and understand basic financial statements, and board memberships (if any), (B) the reason for such recommendation, (C) the number of shares of stock of SGRP that are beneficially owned by such nominee, (D) a description of any business or other relationship, whether current or at any time within the past three years, between such nominee (or any affiliate or family member of such nominee) and either the Company, any of its directors or officers, its auditor, or any of its customers or vendors, and (E) a description of any financial or other relationship, whether current or at any time within the past three years, between the stockholder (or any affiliate or family member of such stockholder) and such nominee (or any affiliate or family member of such nominee).

If it is determined by the Governance Committee or the presiding officer of the Annual Meeting that a stockholder proposal was not made in accordance with the terms of the Restated By-Laws or the applicable SEC Rules or is not under the circumstances required to be considered thereunder, such proposal will not be acted upon at the Annual Meeting.

ANNUAL REPORTS

A COPY OF SGRP'S 2018 ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2018, IS BEING MAILED TO EACH STOCKHOLDER OF RECORD TOGETHER WITH THIS PROXY STATEMENT. THE 2018 ANNUAL REPORT INCLUDES A CONFORMED COPY OF SGRP'S 2018 ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2018, as filed with the sec on APRIL 24 2019 (BUT THIS COPY EXCLUDES ALL EXHIBITS).

THE 2018 ANNUAL REPORT (INCLUDING FORM 10-K/A) IS NOT PART OF SGRP'S SOLICITING MATERIAL.

PROXIES AND SOLICITATION

The proxy accompanying this Proxy Statement is solicited on behalf of the SGRP's Board of Directors. Proxies for the 2019 Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by Directors, officers and regular employees of the Company (who will not be specifically compensated for such services) personally or by telephone. The Company will reimburse banks, brokers, custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

All stockholders are urged to complete, sign and promptly return the enclosed proxy card.

By Order of the Board of Directors
/s/ James R. Segreto
James R. Segreto
White Plains, New York April 29, 2019	Secretary, Treasurer and Chief Financial Officer

SPAR Group, Inc. VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 12:00pm, ET, on May 14, 2019

Online
Go to **www.envisionreports.com/SGRP** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SGRP

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2019 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 6.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Jack W. Partridge	☐	☐	02 - William H. Bartels	☐	☐	03 - Arthur B. Drogue	☐	☐
04 - R. Eric McCarthey	☐	☐	05 - Christiaan M. Olivier	☐	☐	06 - Peter A. Brown	☐	☐
07 - Jeffrey A. Meyer	☐	☐						

+

3. Approval, on an advisory basis, of the compensation of the named executives and other officers as disclosed in the Corporation's Proxy Statement (i.e., "say on pay") — For ☐ Against ☐ Abstain ☐

4. Selection, on an advisory basis, of whether the Corporation should request an advisory vote from its stockholders respecting executive compensation every one, two or three years (i.e., "say on frequency") — 1 Year ☐ 2 Years ☐ 3 Years ☐ Abstain ☐

5. Ratification and approval of the 2019 plan amendment to the 2018 compensation plan. — For ☐ Against ☐ Abstain ☐

6. In their discretion, Christiaan M. Olivier and James R. Segreto, acting individually or together, are authorized to consider such other business as may properly come before the 2019 Annual Meeting and to vote either for or against such other business (in whole or in part) as he may determine. — For ☐ Against ☐ Abstain ☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 4 0 6 5 4 7

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

03IV6C

2019 Annual Meeting Admission Ticket

2019 Annual Meeting of Company Name Shareholders

May 15, 2019, 9:00am ET
Tampa Airport Mariott
4200 George J. Bean Parkway, Tampa, FL 33607

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SGRP

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

SPAR Group, Inc.

Notice of 2019 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2019

(The undersigned hereby appoints Christiaan M. Olivier and James R. Segreto, acting individually or together, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote all shares of Common Stock of SPAR Group, Inc. (the "Corporation"), held of record by the undersigned as of March 22, 2019, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Corporation to be held at Tampa Airport Marriott, 4200 George J. Bean Parkway, Tampa, FL 33607, beginning at 9:00 a.m., Eastern Time, on Wednesday, May 15, 2019, and at any postponements and adjournments thereof (the "2019 Annual Meeting"), upon the matters stated on the reverse side.

THIS PROXY (WHEN PROPERLY EXECUTED AND DELIVERED) WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN THE PROPOSAL 1, FOR PROPOSALS 2 AND 3, FOR "ONE YEAR" IN PROPOSAL 4, FOR PROPOSAL 5, AND EITHER FOR OR AGAINST ANY OTHER MATTER IN THE DISCRETION OF THE PERSON NAMED AS PROXY. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSON NAMED AS PROXY SHALL HAVE FULL DISCRETION TO VOTE FOR OR AGAINST ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

The signor herby revokes all proxies heretofore given by the signor to vote at the 2019 Annual Meeting, including and adjournments thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-6.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

SPAR Group, Inc. VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2019 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 - 6.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Jack W. Partridge	☐	☐	02 - William H. Bartels	☐	☐	03 - Arthur B. Drogue	☐	☐
04 - R. Eric McCarthey	☐	☐	05 - Christiaan M. Olivier	☐	☐	06 - Peter A. Brown	☐	☐
07 - Jeffrey A. Meyer	☐	☐						

+

3. Approval, on an advisory basis, of the compensation of the named executives and other officers as disclosed in the Corporation's Proxy Statement (i.e., "say on pay") — For ☐ Against ☐ Abstain ☐

4. Selection, on an advisory basis, of whether the Corporation should request an advisory vote from its stockholders respecting executive compensation every one, two or three years (i.e., "say on frequency") — 1 Year ☐ 2 Years ☐ 3 Years ☐ Abstain ☐

5. Ratification and approval of the 2019 plan amendment to the 2018 compensation plan. — For ☐ Against ☐ Abstain ☐

6. In their discretion, Christiaan M. Olivier and James R. Segreto, acting individually or together, are authorized to consider such other business as may properly come before the 2019 Annual Meeting and to vote either for or against such other business (in whole or in part) as he may determine. — For ☐ Against ☐ Abstain ☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 4 0 6 5 4 7 +

03IV7C

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

SPAR Group, Inc.

Notice of 2019 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2019

(The undersigned hereby appoints Christiaan M. Olivier and James R. Segreto, acting individually or together, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote all shares of Common Stock of SPAR Group, Inc. (the "Corporation"), held of record by the undersigned as of March 22, 2019, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Corporation to be held at Tampa Airport Marriott, 4200 George J. Bean Parkway, Tampa, FL 33607, beginning at 9:00 a.m., Eastern Time, on Wednesday, May 15, 2019, and at any postponements and adjournments thereof (the "2019 Annual Meeting"), upon the matters stated on the reverse side.

THIS PROXY (WHEN PROPERLY EXECUTED AND DELIVERED) WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN THE PROPOSAL 1, FOR PROPOSALS 2 AND 3, FOR "ONE YEAR" IN PROPOSAL 4, FOR PROPOSAL 5, AND EITHER FOR OR AGAINST ANY OTHER MATTER IN THE DISCRETION OF THE PERSON NAMED AS PROXY. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSON NAMED AS PROXY SHALL HAVE FULL DISCRETION TO VOTE FOR OR AGAINST ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

The signor herby revokes all proxies heretofore given by the signor to vote at the 2019 Annual Meeting, including and adjournments thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-6.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)